                                                                     EXHIBIT T3C






================================================================================



                 $200,000,000 15% Senior Secured Notes due 2005



                                    INDENTURE

                                     between

                           TRANSTEXAS GAS CORPORATION,

                                   as Issuer,

                         GALVESTON BAY PIPELINE COMPANY
                                       and
                      GALVESTON BAY PROCESSING CORPORATION,

                                 as Guarantors,

                                       and

                               FIRSTAR BANK, N.A.,

                                   as Trustee


                           Dated as of March 15, 2000



================================================================================

                              CROSS-REFERENCE TABLE


    TIA                                                                   INDENTURE
  SECTION                                                                  SECTION
  -------                                                                  -------
310(a)(1).................................................................  7.10
 (a)(2)...................................................................  7.10
 (a)(3)...................................................................  N.A.
 (a)(4)...................................................................  N.A.
 (a)(5)...................................................................  7.10
 (b)  ....................................................................  7.8; 7.10
 (c)  ....................................................................  N.A.
311(a)....................................................................  7.11
 (b)  ....................................................................  7.11
 (c)  ....................................................................  N.A.
312(a)....................................................................  2.5
 (b)  ....................................................................  14.3
 (c)  ....................................................................  14.3
313(a)....................................................................  7.6
 (b)(1)...................................................................  7.6
 (b)(2)...................................................................  7.6
 (c)  ....................................................................  7.6; 14.2
 (d)  ....................................................................  7.6
314(a)....................................................................  4.8; 14.2
 (b)  ....................................................................  11.3(b)
 (c)(1)...................................................................  2.2; 7.2; 14.4
 (c)(2)...................................................................  7.2; 14.4
 (c)(3)...................................................................  N.A.
 (d)  ....................................................................  11.3(b); 11.4(b); 11.5(b)
 (e)  ....................................................................  14.6
 (f)  ....................................................................  N.A.
315(a)....................................................................  7.1(b)
 (b)  ....................................................................  7.5; 14.2
 (c)  ....................................................................  7.1(a)
 (d)  ....................................................................  6.11; 7.1(c)
 (e)  ....................................................................  6.13
316(a)(last sentence).....................................................  2.9
 (a)(1)(A)................................................................  6.11
 (a)(1)(B)................................................................  6.12
 (a)(2)...................................................................  N.A.
 (b)  ....................................................................  6.12; 6.8
 (c)  ....................................................................  10.5
317(a)(1).................................................................  6.3
 (a)(2)...................................................................  6.4
 (b)  ....................................................................  2.4
318(a)....................................................................  14.1

--------------
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS



                                                                                                    PAGE
                                                                                                    ----
ARTICLE I

         DEFINITIONS AND INCORPORATION BY REFERENCE....................................................1
                  Section 1.1 Definitions..............................................................1
                  Section 1.2 Incorporation by Reference of TIA.......................................29
                  Section 1.3 Rules of Construction...................................................30

ARTICLE II

         THE NOTES....................................................................................30
                  Section 2.1 Form and Dating.........................................................30
                  Section 2.2 Execution and Authentication............................................31
                  Section 2.3 Registrar and Paying Agent..............................................32
                  Section 2.4 Paying Agent to Hold Assets in Trust....................................32
                  Section 2.5 Noteholder Lists........................................................32
                  Section 2.6 Transfer and Exchange...................................................33
                  Section 2.7 Replacement Notes.......................................................34
                  Section 2.8 Outstanding Notes.......................................................35
                  Section 2.9 Treasury Notes..........................................................35
                  Section 2.10 Temporary Notes........................................................35
                  Section 2.11 Cancellation...........................................................35
                  Section 2.12 Defaulted Interest.....................................................36
                  Section 2.13 Computation of Interest................................................37

ARTICLE III

         REDEMPTION...................................................................................37
                  Section 3.1 Right of Redemption.....................................................37
                  Section 3.2 Notices to Trustee......................................................37
                  Section 3.3 Selection of Notes to Be Redeemed.......................................37
                  Section 3.4 Notice of Redemption....................................................37
                  Section 3.5 Effect of Notice of Redemption..........................................38
                  Section 3.6 Deposit of Redemption Price.............................................39
                  Section 3.7 Notes Redeemed in Part..................................................39

ARTICLE IV

         COVENANTS....................................................................................39
                  Section 4.1 Payment of Notes........................................................39
                  Section 4.2 Maintenance of Office or Agency.........................................39
                  Section 4.3 Limitation on Restricted Payments.......................................40
                  Section 4.4 Corporate Existence.....................................................40
                  Section 4.5 Payment of Taxes and Other Claims.......................................40
                  Section 4.6 Maintenance of Properties and Insurance.................................40
                  Section 4.7 Compliance Certificate; Notice of Default...............................41

                  Section 4.8 SEC Reports and TIA Compliance..........................................42
                  Section 4.9 Limitation on Status as Investment Company or Public Utility Company....42
                  Section 4.10 Limitation on Transactions with Affiliates.............................42
                  Section 4.11 Limitation on Incurrences of Additional Debt and Issuances of
                    Disqualified Capital Stock........................................................43
                  Section 4.12 Limitations on Restricting Subsidiary Dividends........................46
                  Section 4.13 Limitation on Liens....................................................46
                  Section 4.14 Limitation on Asset Sales..............................................46
                  Section 4.15 Waiver of Stay, Extension or Usury Laws................................49
                  Section 4.16 Guarantee by Subsidiaries..............................................50
                  Section 4.17 Limitations on Line of Business........................................51
                  Section 4.18 Separate Existence and Formalities.....................................51
                  Section 4.19 Limitation on Assets Held by Nominees..................................51

ARTICLE V

         .............................................................................................52
                  Section 5.1 When the Company May Merge, Etc.........................................52
                  Section 5.2 Successor Corporation Substituted.......................................53

ARTICLE VI

         EVENTS OF DEFAULT AND REMEDIES...............................................................53
                  Section 6.1 Events of Default.......................................................53
                  Section 6.2 Acceleration of Maturity Date; Rescission and Annulment.................55
                  Section 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee.........56
                  Section 6.4 Trustee May File Proofs of Claim........................................57
                  Section 6.5 Trustee May Enforce Claims Without Possession of Notes..................57
                  Section 6.6 Priorities..............................................................57
                  Section 6.7 Limitation on Suits.....................................................58
                  Section 6.8 Unconditional Right of Holders to Receive Principal, Premium and
                  Interest............................................................................58
                  Section 6.9 Rights and Remedies Cumulative..........................................58
                  Section 6.10 Delay or Omission Not Waiver...........................................59
                  Section 6.11 Control by Holders.....................................................59
                  Section 6.12 Waiver of Past Default.................................................59
                  Section 6.13 Undertaking for Costs..................................................59
                  Section 6.14 Restoration of Rights and Remedies.....................................60

ARTICLE VII

         TRUSTEE......................................................................................60
                  Section 7.1 Duties of Trustee.......................................................60
                  Section 7.2 Rights of Trustee.......................................................61
                  Section 7.3 Individual Rights of Trustee............................................62
                  Section 7.4 Trustee's Disclaimer....................................................62
                  Section 7.5 Notice of Default.......................................................62

                  Section 7.6 Reports by Trustee to Holders...........................................62
                  Section 7.7 Compensation and Indemnity..............................................62
                  Section 7.8 Replacement of Trustee..................................................63
                  Section 7.9 Successor Trustee by Merger, Etc........................................64
                  Section 7.10 Eligibility; Disqualification..........................................64
                  Section 7.11 Preferential Collection of Claims against Company......................64
                  Section 7.12 No Bond................................................................64
                  Section 7.13 Condition to Action....................................................64
                  Section 7.14 Investment.............................................................65

ARTICLE VIII

         LEGAL DEFEASANCE AND COVENANT DEFEASANCE.....................................................65
                  Section 8.1 Option to Effect Legal Defeasance or Covenant Defeasance................65
                  Section 8.2 Legal Defeasance and Discharge..........................................65
                  Section 8.3 Covenant Defeasance.....................................................65
                  Section 8.4 Conditions to Legal or Covenant Defeasance..............................66
                  Section 8.5 Deposited U.S. Legal Tender and U.S. Government Obligations
                    to be Held in Trust; Other Miscellaneous Provisions...............................67
                  Section 8.6 Repayment to Issuers....................................................67
                  Section 8.7 Reinstatement...........................................................67
                  Section 8.8 Termination of Obligations Upon Cancellation of the Notes...............68

ARTICLE IX

         AMENDMENTS, SUPPLEMENTS AND WAIVERS..........................................................68
                  Section 9.1 Supplemental Indentures Without Consent of Holders......................68
                  Section 9.2 Amendments, Supplemental Indentures and Waivers with
                    Consent of Holders................................................................69
                  Section 9.3 Compliance with TIA.....................................................71
                  Section 9.4 Revocation and Effect of Consents.......................................71
                  Section 9.5 Notation on or Exchange of Notes........................................71
                  Section 9.6 Trustee to Sign Amendments, Etc.........................................72

ARTICLE X

         MEETINGS OF NOTEHOLDERS......................................................................72
                  Section 10.1 Purposes for Which Meetings May Be Called..............................72
                  Section 10.2 Manner of Calling Meetings.............................................72
                  Section 10.3 Call of Meetings by Company or Holders.................................73
                  Section 10.4 Who May Attend and Vote at Meetings....................................73
                  Section 10.5 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights;
                    Adjournment.......................................................................73
                  Section 10.6 Voting at the Meeting and Record to Be Kept............................74
                  Section 10.7 Exercise of Rights of Trustee or Noteholders May Not Be Hindered or
                    Delayed by Call of Meeting........................................................74

ARTICLE XI

         SECURITY.....................................................................................74
                  Section 11.1 Grant of Security Interest.............................................74
                  Section 11.2 Trustee's Execution of Intercreditor Agreement and Subordination
                    Agreements........................................................................75
                  Section 11.3 Recording; Opinions of Counsel.........................................76
                  Section 11.4 Disposition of Certain Collateral Without Requesting Release...........77
                  Section 11.5 Requesting Release of Collateral.......................................77
                  Section 11.6 Release Upon Defeasance or Satisfaction and Discharge of this
                    Indenture.........................................................................79
                  Section 11.7 Reliance on Opinion of Counsel.........................................79
                  Section 11.8 Purchaser May Rely.....................................................79
                  Section 11.9 Payment of Expenses....................................................79
                  Section 11.10 Trustee's Duties......................................................80
                  Section 11.11 Authorization of Actions to be Taken by the Trustee
                    Under the Security Documents......................................................80

ARTICLE XII

         GUARANTEE....................................................................................80
                  Section 12.1 Guarantee..............................................................80
                  Section 12.2 Execution and Delivery to Evidence and Confirm Guarantee...............82
                  Section 12.3 Limitation of Guarantor's Liability....................................82
                  Section 12.4 Contribution...........................................................82
                  Section 12.5 Rights Under the Guarantee.............................................82
                  Section 12.6 Severability...........................................................83
                  Section 12.7 Release of Galveston Bay Pipeline......................................83
                  Section 12.8 Release of Galveston Bay Processing....................................84
                  Section 12.9 Release pursuant to Section 4.16.......................................84

ARTICLE XIII

         RIGHT TO REQUIRE REPURCHASE..................................................................85
                  Section 13.1 Repurchase of Notes at Option of the Holder Upon Change of Control.....85

ARTICLE XIV

         MISCELLANEOUS................................................................................87
                  Section 14.1 TIA Controls...........................................................87
                  Section 14.2 Notices................................................................87
                  Section 14.3 Communications by Holders with Other Holders...........................88
                  Section 14.4 Certificate and Opinion as to Conditions Precedent.....................88
                  Section 14.5 Statements Required in Certificate or Opinion..........................88
                  Section 14.6 Rules by Trustee, Paying Agent, Registrar..............................89
                  Section 14.7 Legal Holidays.........................................................89
                  Section 14.8 Governing Law..........................................................89

                  Section 14.9 No Adverse Interpretation of Other Agreements..........................89
                  Section 14.10 No Recourse against Others............................................89
                  Section 14.11 Successors............................................................90
                  Section 14.12 Duplicate Originals...................................................90
                  Section 14.13 Severability..........................................................90
                  Section 14.14 Table of Contents, Headings, Etc......................................90

SIGNATURES............................................................................................91


                                    EXHIBITS

         Exhibit A  -    Form of Note
         Exhibit B  -    Form of Intercreditor Agreement

--------------------------------------------
Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE, dated as of March 15, 2000, between TRANSTEXAS GAS CORPORATION, a Delaware corporation (the "Company"), and FIRSTAR BANK, N.A., as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 15% Senior Secured Notes due 2005:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE


         Section 1.1       Definitions.

         "Acceleration Notice" shall have the meaning specified in Section 6.2.


         "Accounts" means "accounts," as that term is defined in Article 9 of the Uniform Commercial Code, together with the proceeds and products thereof.


         "Adjusted Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary gains (but not losses), (ii) the net income, if positive, of any other Person, other than a consolidated Subsidiary, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

         "Adjusted Consolidated Tangible Assets" means (without duplication), as of the date of determination, (A) the sum of (i) discounted future net cash flows from proved oil and gas reserves of the Company Entities, calculated in accordance with SEC guidelines (before any state or federal income tax), as estimated in a Reserve Report as of a date no earlier than the Company's most recent fiscal year end (or, if such Reserve Report is unavailable, or if the date of determination is after the end of the first fiscal quarter of the most recent fiscal year of the Company, as estimated by the Company engineers on the same basis as of a date no earlier than the end of the most recent fiscal quarter, which estimates shall be confirmed in writing by a report by nationally recognized independent petroleum engineers in accordance with SEC guidelines in the event of a Material Change), (ii) the Net Working Capital of the Company on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements, and (iii) with respect to all other tangible assets (which are deemed to include mineral lease-hold interests) of the Company Entities, the net book value of such other tangible assets on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements, minus (B) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Tangible Assets, any gas balancing liabilities of the Company Entities. In addition to, but without duplication of the foregoing, for purposes of this definition, "Adjusted Consolidated Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (1) any Permitted Investment, on or before the date of the transaction giving rise to the need to calculate Adjusted Consolidated Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such investment, becomes a Subsidiary of the Company, (2) the acquisition, on or before the Assets Transaction Date (by merger, consolidation, or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Investments, and (3) any sales or other dispositions of assets (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date. For purposes of calculating the ratio of the Company's Adjusted Consolidated Tangible Assets to total consolidated Debt of the Company Entities, Debt of a Subsidiary that is not a wholly owned Subsidiary of the Company (which Debt is non-recourse to the Company or any of its other Subsidiaries or any of their assets) shall be included only to the extent of the Company's pro rata ownership interest in such Subsidiary.

         "Adjusted Net Assets" of a Guarantor means the lesser of (a) the amount by which the Guarantor's property, at a fair valuation, exceeds the sum of its debts (including unliquidated or contingent debts), (b) the amount by which the present fair salable value of the Guarantor's assets exceeds the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured, (c) the amount by which the Guarantor's assets exceed the maximum amount that would constitute unreasonably small capital for its business, or (d) the amount by which the Guarantor's assets exceed the amount that such Guarantor should reasonably retain to pay its debts (including unliquidated or contingent debts) as they mature.

         "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person, (ii) any director or controlling shareholder of such other Person, or (iii) any officer of such specified Person or such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (regardless of whether presently exercisable).

         "Affiliate Transaction" means, with respect to any Person, any transaction or series of related transactions with any Affiliate of such Person (including, without limitation: (i) the sale, lease, transfer or other disposition of properties, assets or securities to such Affiliate, (ii) the purchase or lease of any property, assets or securities from such Affiliate
(iii) an Investment in such Affiliate and (iv) entering into or amending any contract or agreement with or for the benefit of any such Affiliate.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Allowed" shall have the meaning specified in the Plan.

         "Allowed Claim" shall have the meaning specified in the Plan.

         "Appraisal" means, when used with respect to the valuation of any property, an appraisal prepared by an Appraiser as to the Appraised Value of such property.

         "Appraised Value" means, with respect to any property at any date, the then current fair market value of such property as set forth in the most recent Appraisal.

         "Appraiser" means an independent appraiser of national recognition qualified to appraise the property appraised.

         "Asset Sale" means any direct or indirect conveyance, sale, transfer or other disposition (including through damage or destruction for which Insurance Proceeds are paid or by condemnation), in one transaction or a series of related transactions, of any of the properties, businesses or assets of the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired; provided, however, that "Asset Sale" shall not include (i) any disposition of Inventory or Receivables, (ii) any pledge or disposition of assets (if such pledge or disposition would otherwise constitute an Asset Sale) to the extent and only to the extent that it results in the creation of a Permitted Lien (other than the creation of a Permitted Lien in connection with a Drilling Production Payment or a Drilling Program, which in either case shall be treated as an Asset Sale hereunder), (iii) any issuance or disposition of securities that is made pursuant to and in accordance with the Plan or a Plan Order, or (iv) the Davis Transactions.


         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP, or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of interest borne by the Notes) of the Capitalized Lease Obligation during the remaining term of the Capital Lease included in such Sale and Leaseback Transaction (including any period for which such Capital Lease has been extended or may, at the option of the lessor, be extended).


         "Bankruptcy Code" means Title 11, United States Code, as amended from time to time.

         "Bankruptcy Law" means the Bankruptcy Code, or any similar Federal, state or foreign law for the relief of debtors generally.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Borrowing Base" means, as of any date, an amount equal to the sum of
(a) 85% of the book value of all Accounts owned by the Company and its Subsidiaries (excluding any Accounts that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to such current Accounts) calculated on a consolidated basis and in accordance with GAAP, and (b) 70% of the current market value of all Inventory owned by the Company and its Subsidiaries as of such date. To the extent that information is not available as to the amount of Accounts as of a specific date, the Company may utilize, to the extent reasonable, the most recent available information for purposes of calculating the Borrowing Base.

         "Business Day" means a day that is not a Legal Holiday.

         "Capital Expenditures" of a Person means expenditures (whether paid in cash or accrued as a liability) by such Person or any of its Subsidiaries that, in conformity with GAAP, are or would be included in "capital expenditures," "additions to property, plant, or equipment" or comparable items in the consolidated financial statements of such Person consistent with prior accounting practices.

         "Capital Lease" as applied to any Person, means any lease of any property (whether real, personal, or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations, or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including without limitation, each class of common stock and preferred stock of such Person, if such Person is a corporation, and each general or limited partnership interest or other equity interest of such Person, if such Person is a partnership.

         "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "cash" means U.S. Legal Tender.

         "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any Eligible Institution, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any Eligible Institution, (e) commercial paper rated "P-1," "A-1" or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within one year after the date of acquisition, (f) shares of money market funds, including those of the Trustee, that invest solely in United States dollars and securities of the types described in clauses (a) through (e), (g) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (c) above or an Eligible Institution, provided, however, that such deposits and certificates support bonds, letters of credit and other similar types of obligations incurred are in the ordinary course of business, (h) deposits, including deposits denominated in foreign currency, with any Eligible Institution; provided, however, that all such deposits do not exceed $10 million in the aggregate at any one time, and
(i) demand or fully insured time deposits used in the ordinary course of business with commercial banks insured by the Federal Deposit Insurance Corporation.

         "Change of Control" means the occurrence of the following event: during any period of three consecutive years or less beginning at or after 11:59 p.m., New York, New York time on the Issue Date, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors (a) whose election by such board of directors during such period or whose nomination by such board of directors, for election by the stockholders of the Company during such period, was made or approved by a vote of not less than 60% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election during such period was previously so approved, or (b) in the case of the Class B Director, elected during such period by the holders of the Class B Common Stock voting separately as a class in such election) cease for any reason to constitute a majority of the board of directors of the Company then in office.

         "Change of Control Offer" shall have the meaning specified in Section 13.1(b).

         "Change of Control Payment Date" shall have the meaning specified in
Section 13.1(a).

         "Change of Control Purchase Price" shall have the meaning specified in
Section 13.1(a).

         "Claim" shall have the meaning specified in the Plan.

         "Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company.

         "Class B Director" means the Person elected to the board of directors of the Company by the holders of the Class B Common Stock voting separately as a class in such election.


         "Collateral" means (a) the assets of the Company which are mortgaged or pledged for the benefit of the Holders pursuant to the terms of the Security Documents, and (b) the assets of any Person that are mortgaged or pledged for the benefit of the Holders pursuant to the terms of the Security Documents, but does not include the Guarantee.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "Common Stock" means the Company's common stock, $0.01 par value per share.

         "Company" means TransTexas Gas Corporation, a Delaware corporation, being the party named as such in this Indenture, until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

         "Company Entities" means the Company and each of its Subsidiaries.

         "Confirmation Hearing" means the hearing held in the TransTexas Case regarding confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code.

         "Confirmation Order" means the Order Confirming Debtor's Second Amended, Modified and Restated Plan of Reorganization, entered by the court in the TransTexas case on February 7, 2000, as the same may be amended or modified.


         "Consolidated EBITDA" of any Person for any period, unless otherwise defined herein, means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provision for income taxes for such period for such Person and its consolidated Subsidiaries, (ii) depreciation, depletion, and amortization of such Person and its consolidated Subsidiaries for such period, and (iii) Consolidated Fixed Charges of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" on any date (the "Transaction Date") means, with respect to any Person, the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of such Person (attributable to continuing operations and businesses and exclusive of the amounts attributable to operations and businesses discontinued or disposed of, on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period) for the Reference Period to (ii) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to discontinued operations and businesses on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, however, that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed

Charges, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (b) the incurrence of any Debt or issuance of Disqualified Capital Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (c) Consolidated Interest Expense attributable to any Debt (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Swap Obligation (that remains in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (d) if the Company or any Subsidiary of the Company has repaid, repurchased, defeased or otherwise discharged any Debt or Disqualified Capital Stock since the beginning of the period measured by the four full fiscal quarters ended immediately before the Transaction Date or if any Debt is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Debt incurred under any revolving credit facility unless such Debt has been permanently repaid and has not been replaced) on the Transaction Date, EBITDA and Consolidated Fixed Charges for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Subsidiary has not earned the interest income which has actually accrued during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Debt.

         "Consolidated Fixed Charges" of any Person for any period means (without duplication) the sum of (i) Consolidated Interest Expense of such Person for such period, (ii) dividend requirements of such Person and its consolidated Subsidiaries (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) with respect to Preferred Stock paid, accrued, or scheduled to be paid or accrued during such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation, (iii) one-third of the Consolidated Operating Lease Obligations for such period, and (iv) fees paid, accrued, or scheduled to be paid or accrued during such period by such Person and its Subsidiaries in respect of performance bonds or other guarantees of payment. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pre-tax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is such dividend requirements and the denominator of which is 1 minus the applicable actual combined effective Federal, state, local, and foreign income tax rate of such Person and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Fixed Charges.

         "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest (without duplication), whether expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period in respect of all Debt of such Person and its consolidated Subsidiaries (including (i) amortization of deferred financing costs and original issue discount and non-cash interest payments or accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, and (iii) all commissions, discounts, other fees, and charges owed with respect to letters of credit and banker's acceptance financing and costs associated with Swap Obligations, in each case to the extent attributable to such period determined on a consolidated basis in accordance with GAAP. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and (y) Consolidated Interest Expense attributable to any Debt represented by the guarantee by such Person or a Subsidiary of such Person other than with respect to Debt of such Person or a Subsidiary of such Person shall be deemed to be the interest expense attributable to the item guaranteed.

         "Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary, unusual and nonrecurring gains (but not losses), (ii) the net income, if positive, of any other Person, other than a consolidated Subsidiary, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, but not in excess of such Person's pro rata share of such other Person's aggregate net income earned during such period or earned during the immediately preceding period and not distributed during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

         "Consolidated Operating Lease Obligations" means, for any period, the aggregate amount of all obligations for rental paid or accrued under all Operating Leases of the Company and its Subsidiaries as lessee (net of sublease income), all as determined on a consolidated basis in conformity with GAAP.

         "Covenant Defeasance" shall have the meaning specified in Section 8.3.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Davis Transactions" shall mean the transfer and conveyance by the Company of certain properties to Davis Petroleum Corp. and any related transactions, all as approved by the Order of the Bankruptcy Court dated November 30, 1999, in case No. 99-21550-C-11, in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, as amended.

         "Debt" means, with respect to any Person, without duplication (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property acquired by such Person or services received by such Person (other than long-term service or supply contracts which require minimum periodic payments), (c) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (d) for the payment of money relating to a Capitalized Lease Obligation, and (e) the Attributable Debt associated with any Sale and Leaseback Transaction; (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability (to the extent of such guaranty or other legal liability) other than for endorsements, with recourse, of negotiable instruments in the ordinary course of business; (iv) all obligations secured by a Lien (other than Permitted Liens, except to the extent the obligations secured by such Permitted Liens are otherwise included in clause (i), (ii) or (iii) of this definition and are obligations of such Person) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, regardless of whether the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (but, if such obligations are not assumed by such Person or are not otherwise such Person's legal liability, the amount of such Debt shall be deemed to be limited to the fair market value of such property or assets determined as of the end of the preceding fiscal quarter); and (v) any and all deferrals, renewals, extensions, refinancings, and refundings (whether direct or indirect) of, or amendments, modifications, or supplements to, any liability of the kind described in any of the preceding clauses (i) through (iv) regardless of whether between or among the same parties; provided, however, that, notwithstanding the foregoing, "Debt" shall include obligations related to Drilling Production Payments, whether denominated as Dollar-Denominated Production Payments or Volumetric Production Payments, but shall not include Dollar-Denominated Production Payments or Volumetric Production Payments related to Drilling Programs.

         "Default" means an event or condition, the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

         "Defaulted Interest" shall have the meaning specified in Section 2.12.


         "Definitive Notes" means Notes that are in the form of the Note attached hereto as Exhibit A, and that do not include the information called for by footnotes 1 and 2 thereof.

         "Depository" means the Person specified in Section 2.3 hereof as the Depository with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the maturity date of the Notes.

         "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Drilling Production Payment" means the TCW/Southern Production Payment or a Production Payment conveyed to a third party in accordance with the provisions of Sections 4.11 and 4.14, but excludes any Production Payment related to a Drilling Program.

         "Drilling Program" means any current or future arrangement between the Company or any Subsidiary of the Company and another Person pursuant to which
(i) such Person agrees, or has, prior to the Issue Date, agreed, to drill, complete or perform operations to enhance recovery from, a well or wells on mineral interests owned by the Company or such Subsidiary and (ii) the Company or such Subsidiary agrees, or has, prior to the Issue Date, agreed, to convey or assign to such Person an interest in such well or wells in accordance with clause (l) of the definition of "Permitted Liens."

         "DTC" means The Depository Trust Company.

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million and that is rated "A" (or higher) according to Moody's or S&P at the time as of which any investment or rollover therein is made.

         "Equipment" means and includes, as to any Person, all of such Person's now owned or hereafter acquired equipment (as such term is defined in the Uniform Commercial Code), including, without limitation, Vehicles, drilling rigs, workover rigs, fracture stimulation equipment, compressors, rolling stock and related equipment and other assets accounted for as equipment by such Person on its financial statements, all proceeds thereof (from insurance or otherwise), and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Exchange Assets" means assets acquired by the Company or any Subsidiary of the Company in exchange for assets of the Company or such Subsidiary, respectively, in connection with an Asset Sale, which acquired assets include proved reserves with a value that, together with the cash or Cash Equivalents received therefor by the Company or any of its Subsidiaries, is equal to or greater than the value of the proved reserves included in the assets disposed of by the Company or such Subsidiary in connection with such Asset Sale; provided, however, that during any fiscal year the Company or any of its Subsidiaries can collectively acquire assets (other than proved reserves, cash or Cash Equivalents) with a fair market value of up to $20 million in exchange for assets of the Company or such Subsidiaries that include proved reserves, and such assets acquired by the Company or such Subsidiaries shall constitute "Exchange Assets" hereunder.


         "Final Change of Control Put Date" shall have the meaning specified in
Section 13.1(c)(7).

         "First Lien Debt" means any Debt or other obligation secured by a Lien described in one or more of clauses (a) through (o) of this definition, including, in each case, any refinancings thereof:

                  (a) pledges of assets or deposits of cash or Cash Equivalents to secure (1) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit in support of such bonds) in an aggregate amount not in excess of 5% of the SEC PV10 indicated on the Company's most recent Reserve Report at the time such pledges or deposits are made,
         (2) appeal or supercedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds) in an amount not to exceed $10 million at any one time outstanding, or (3) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security legislation, property insurance and liability insurance;

                  (b) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions and Liens encumbering contract rights under Permitted Hedging Transactions;

                  (c) pledges of assets to secure margin obligations, settlement obligations, reimbursement obligations or letters of credit in connection with Permitted Hedging Transactions; provided, however, that, at the time such pledge is made (or, if such pledge secures future Permitted Hedging Transactions, at the time any such Permitted Hedging Transaction is entered into), the maximum aggregate exposure under such Permitted Hedging Transactions does not exceed the greater of (1) $10 million or (2) 5% of the SEC PV10 indicated on the Company's then most recent Reserve Report;

                  (d) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by any of the Company Entities) or materially interfere with the ordinary conduct of the business of any of the Company Entities;

                  (e) Liens (including extensions and renewals thereof) encumbering assets owned by Galveston Bay Processing or by Galveston Bay Pipeline (i) that are existing on the date of this Indenture, or
         (ii) that are created or granted, or, as to Liens described in the preceding clause (i), are extended or renewed, after the date of this Indenture in connection with a GB Facility Financing;

                  (f) Liens securing Allowed Priority Tax Claims, Liens securing Allowed Claims of prepetition secured creditors in class 2 under the Plan, and Liens securing Allowed Claims of prepetition secured creditors in class 6B under the Plan;

                  (g) Liens granted on (1) Equipment to the extent granted to secure Debt incurred pursuant to Section 4.11, (2) Inventory or (3) Receivables;

                  (h) Liens constituting or granted in connection with a Presale of Gas, provided, however, that all of the proceeds from such Presale of Gas shall be applied to a Note Repurchase or to a Note Redemption;

                  (i) Liens created on, or Production Payments granted with respect to undivided interests in, acreage drilled or to be drilled pursuant to Drilling Programs, Hydrocarbons produced therefrom and the proceeds of such Hydrocarbons to secure or to provide provision for payment of the Company's obligations under such Drilling Programs, provided, however, that (1) the number of wells included in such program commenced in any fiscal year does not exceed 30 per fiscal year (plus the number of wells included in programs commenced in prior years but not yet completed), (2) such obligations are limited to a percentage of production from such wells, (3) such Liens survive only until the Person to whom such Lien was granted has received production with a value equal to the costs, expenses and fees related to property and services provided or paid for by such Person plus an agreed-upon interest component, and (4) such Liens secure obligations that are nonrecourse to each of the Company or its Subsidiaries;

                  (j) any extension, renewal, or replacement of Liens created or existing pursuant to any of clauses (a) through (i) or (k) through (o) of this definition, provided, however, that such Liens would have otherwise been permitted under such clauses, and provided further, that the Liens permitted by this clause (j) do not secure any additional Debt or encumber any additional property;

                  (k) Liens constituting or securing (1) Royalty Payment Obligations and (2) Drilling Production Payments;

                  (l) Liens on the proceeds of any property subject to a Permitted Lien or on deposit accounts containing any such proceeds;

                  (m) Liens on the proceeds of any property that is not Collateral;

                  (n) Liens (including extensions and renewals thereof) on real or personal property, acquired after the Issue Date ("New Property"); provided, however, that (1) such Lien is created solely for the purpose of securing Debt incurred to finance the cost (including the cost of improvements or construction) of New Property subject thereto and such Lien is created prior to or within six months after the later of the acquisition, the completion of construction, or the commencement of full operation of such New Property, (2) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost including costs and fees related to the financing thereof, and (3) any such Lien shall not extend to or cover any property or assets other than such item of New Property, any improvements on such New Property and any throughput, capacity or similar agreements related to the operation of such New Property;

                  (o)  Liens securing the Post Confirmation Credit Facility.

         "Funding Guarantor" shall have the meaning specified in Section 12.4.

         "GAAP" means generally accepted accounting principles as in effect in the United States on the Issue Date applied on a basis consistent with that used in the preparation of the most recent audited financial statements of the Company.

         "Galveston Bay Pipeline" means Galveston Bay Pipeline Company, a subsidiary of the Company.

         "Galveston Bay Processing" means Galveston Bay Processing Corporation, a subsidiary of the Company.

         "GB Facility Asset Sale" means:

                  (a) With respect to Galveston Bay Pipeline, the sale of all or substantially all of the assets (but which assets may be exclusive of Inventory and Receivables) of Galveston Bay Pipeline other than a Sale and Leaseback Transaction resulting in a Capital Lease which constitutes, as to Galveston Bay Pipeline, a GB Financing Document; and

                  (b) With respect to Galveston Bay Processing, the sale of all or substantially all of the assets (but which assets may be exclusive of Inventory and Receivables) of Galveston Bay Processing other than a Sale and Leaseback Transaction resulting in a Capital Lease which constitutes, as to Galveston Bay Processing, a GB Financing Document.

         "GB Facility Financing" means:

                  (a) With respect to Galveston Bay Pipeline, (i) the Incurrence of Debt by, including the renewal or extension of Debt previously Incurred by, the Company or Galveston Bay Pipeline that is secured by a mortgage or deed of trust constituting, with respect to Galveston Bay Pipeline, a GB Financing Document, (ii) a Sale and Leaseback Transaction resulting in a Capital Lease which constitutes, as to Galveston Bay Pipeline, a GB Financing Document; and

                  (b) With respect to Galveston Bay Processing, (i) the Incurrence of Debt by, including the renewal or extension of Debt previously Incurred by, the Company or Galveston Bay Processing that is secured by a mortgage or deed of trust constituting, with respect to Galveston Bay Processing, a GB Financing Document, (ii) a Sale and Leaseback Transaction resulting in a Capital Lease which constitutes, as to Galveston Bay Pipeline, a GB Financing Document.

         "GB Financing Document" means:

                  (a) With respect to Galveston Bay Pipeline, (i) a mortgage or deed of trust pursuant to which Galveston Bay Pipeline encumbers all or substantially all of its rights, titles and interests in and to all or substantially all of the GB Pipeline Facility for the purpose of securing Debt of Galveston Bay Processing, or (ii) a Capital Lease to which Galveston Bay Pipeline is party as lessee executed by Galveston Bay Pipeline in connection with the closing of a Sale and Leaseback transaction pursuant to which all or substantially all of Galveston Bay Pipeline's rights, titles and interests in and to all or substantially all of the GB Pipeline Facility are conveyed and concurrently leased back by Galveston Bay Pipeline; and

                  (b) With respect to Galveston Bay Processing, (i) a mortgage or deed of trust pursuant to which Galveston Bay Processing encumbers all or substantially all of its rights, titles and interests in and to all or substantially all of the GB Processing Facility for the purpose of securing Debt of Galveston Bay Processing, or (ii) a Capital Lease to which Galveston Bay Processing is party as lessee executed by Galveston Bay Processing in connection with the closing of a Sale and Leaseback transaction pursuant to which all or substantially all of Galveston Bay Processing's rights, titles and interests in and to all or substantially all of the GB Processing Facility are conveyed and concurrently leased back by Galveston Bay Processing.

         "GB Nondisturbance and Attornment Agreement" means a nondisturbance and attornment agreement, in recordable form, duly executed and acknowledged by the appropriate GB Financing Beneficiary for the benefit of the Company and of the Trustee for the benefit of itself and the Noteholders, relative to a GB/TransTexas Pipeline Agreement or a GB/TransTexas Processing Agreement, as the case may be, and to such appropriate GB Financing Beneficiary's GB Financing Document, and containing provisions, with respect to the or each GB/TransTexas Pipeline Agreement or a GB/TransTexas Processing Agreement in question, comparable in substance to the provisions contained in the Jefferies Nondisturbance and Attornment Agreement.

         "GB Pipeline Facility" means the dual 16 inch O.D. (gas) and 85/8 inch O.D. (oil) transmission pipelines, co-owned, as of the date of this Indenture, by Galveston Bay Pipeline and Davis Petroleum Pipeline L.L.C., that extend from Lot 12, Block 139 of the San Leon Townsite, Amos Edwards League Survey, Abstact 10, Galveston County, Texas, to the Eagle Point Platform (co-owned, as of the date of this Indenture, by the Company and Davis Petroleum Corp.) in State Tract 331, Galveston Bay, Texas, including the real property, interests in real property, and the personal property, plant and equipment associated with such pipelines.

         "GB Processing Facility" means the property, plant and equipment comprising the hydrocarbon processing facility owned and operated by Galveston Bay Processing at Winnie, Texas (including the real property and interests in real property, situated in Winnie, Jefferson County, Texas, associated with such facility).

         "GB/TransTexas Processing Agreement" means each of (a) the [identify specific agreement(s)], and (b) each other agreement in effect at the time in question between the Company and Galveston Bay Processing relating to the processing of Hydrocarbons by Galveston Bay Processing at the GB Processing Facility.

         "GB/TransTexas Pipeline Agreement" means each of (a) the [identify specific agreement(s)], and (b) each other agreement in effect at the time in question between the Company and Galveston Bay Pipeline relating to the transportation of Hydrocarbons by Galveston Bay Pipeline through the GB Pipeline Facility.

         "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 in the form of the Note attached hereto as Exhibit A.

         "Guarantee" shall have the meaning provided in Section 12.1.

         "Guarantor" means (i) subject to the provisions of Section 12.7, each of Galveston Bay Pipeline and Galveston Bay Processing, each of which is joining in the execution of this Indenture for the purposes of evidencing its Guarantee and of agreeing to be bound by the terms of this Indenture, (ii) each Subsidiary of the Company that becomes (or is required to become) a guarantor of the obligations of the Company under the Notes and this Indenture in accordance with
Section 4.16, and (iii) each Subsidiary of the Company executing a supplemental indenture in which such Subsidiary agrees to become and be a guarantor of the obligations of the Company under the Notes and this Indenture and to be bound by the terms of this Indenture.

         "Headquarters Facility" means the real property (including the improvements thereon, the fixtures, other than trade fixtures, affixed or attached thereto, and the personal property used in connection with the operation thereof) owned by the Company and located at 1300 North Sam Houston Parkway East, Houston, Texas.

         "Hedging Subsidiary" means a Subsidiary of the Company engaged solely in the business of facilitating Permitted Hedging Transactions with the Company or any of its Subsidiaries.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "Hydrocarbons" means oil, natural gas, condensate, and natural gas liquids.

         "Incur" and "Incurrence" shall have the meaning specified in Section 4.11.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Initial Holders" means the TEC Bondholders, as defined in the Plan.

         "Insurance Proceeds" means the interest in and to all proceeds (net of costs of collection, including attorney's fees) which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company or any Guarantor in connection with any assets thereof, together with interest payable thereon and the right to collect and receive the same, including, without limitation, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such assets.

         "Intercreditor Agreement" means the Intercreditor Agreement of even date with this Indenture among the RCA Lender, the Post Confirmation Credit Facility Agent, and the Trustee, substantially in the form of Exhibit B.

         "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

         "Interest Rate or Currency Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates.

         "Inventory" means and includes, as to any Person, such Person's now owned or hereafter acquired inventory (as such term is defined in the Uniform Commercial Code), including, without limitation, casing, drill pipe and other supplies accounted for as inventory by the Company on its consolidated financial statements (excluding any Hydrocarbons), all proceeds thereof (from insurance or otherwise), and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         "Investment" by any Person in or with respect to any other Person means (without duplication) (a) the acquisition (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities issued by such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) and (without duplication) any amount committed to be advanced, loaned or extended to such other Person; (c) other than as permitted under Section 4.16 or Article XII the entering into of any guarantee of, or other credit support or contingent obligation with respect to, Debt or other liability of such other Person; (d) the entering into of any Swap Obligation with such other Person; or (e) the making of any capital contribution by such Person to such other Person.

         "Investment Grade Rating" means, with respect to any Person or issue of debt securities or preferred stock, a rating in one of the four highest letter rating categories (without regard to "+" or "-" or other modifiers) by any rating agency or if any such rating agency has ceased using letter rating categories or the four highest of such letter rating categories are not considered to represent "investment grade" ratings, then the comparable "investment grade" ratings (as designated by any such rating agency).

         "Issue Date" means the date of first issuance of the Notes under this Indenture.

         "Jefferies" means Jefferies Analytical Trading Group, Inc.

         "Jefferies Nondisturbance and Attornment Agreement" means the Nondisturbance and Attornment Agreement dated as of March ___, 2000, among Jefferies, the Company, Galveston Bay Processing, the Post Confirmation Credit Facility Agent and the Trustee, as amended.

         "Junior Preferred Stock" means the Company's junior preferred stock, $1.00 par value.

         "Legal Defeasance" shall have the meaning specified in Section 8.3.

         "Legal Holiday" shall have the meaning provided in Section 14.7.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, regardless of whether filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease deemed to constitute a security interest under the applicable Uniform Commercial Code, the lessor's interest under a Capital Lease, and any option or other agreement to give any security interest).

         "Material Change" means an increase or decrease of more than 10% since the then most recent Reserve Report in the discounted future net cash flows (excluding changes that result from changes in prices) from proved oil and gas reserves of the Company and its consolidated Subsidiaries (before any state or federal income tax); provided, however, that the following will be excluded from the Material Change calculation:

(i) any acquisitions since the then most recent Reserve Report of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports have been prepared by such independent petroleum engineers within 12 months of the acquisition, (ii) any reserves added since the then most recent Reserve Report attributable to the drilling or recompletion of wells not included in previous reserve estimates, and (iii) any disposition of properties existing on the date of then most recent Reserve Report that have been disposed of.

         "Material Subsidiary" means any Subsidiary of the Company this is or becomes a Guarantor, whether or not such Subsidiary is thereafter released from the Guarantee.

         "Maturity Date," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Change of Control Payment Date, or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means each mortgage, deed of trust, trust deed, deed to secure debt, assignment, assignment of production, security agreement, financing statement or similar document, however styled, executed by the Company and/or any one or more of the Guarantors, or any other Person, for the benefit of the Holders primarily for the purpose of creating or granting a Lien on real property and/or Hydrocarbons, or any interests therein (but excluding Inventory and Receivables, which shall be excepted from the Lien thereof), to secure all or any part of (a) the obligations of the Company pursuant to this Indenture, any one or more of the Security Documents, and/or the Notes, and/or (b) the obligations of such Guarantor under its Guarantee.

         "Net Cash Proceeds" means an amount equal to the aggregate amount of cash received by the Company and its Subsidiaries in respect of an Asset Sale, less the sum of (i) all reasonable out-of-pocket fees, commissions, and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Company) of income, franchise, sales and other applicable taxes to be paid, payable or accrued by the Company or any Subsidiary of the Company (in each case as estimated in good faith by the Company or such Subsidiary without giving effect to tax attributes unrelated to such Asset Sale) in connection with such Asset Sale, (ii) the aggregate amount of cash so received which is used to retire any then existing Debt of the Company or its Subsidiaries (other than the Notes), as the case may be, which is required by the terms of such Debt to be repaid in connection with such Asset Sale, and
(iii) in the case of a GB Facility Asset Sale, the aggregate amount of cash so received that is used to retire any then-existing Debt secured by such assets as are so conveyed, sold, transferred or otherwise disposed of.

         "Net GB Financing Proceeds" means an amount equal to the aggregate amount of cash received by the Company and by Galveston Bay Pipeline or Galveston Bay Processing, as the case may be, in respect of a GB Facility Financing to which Galveston Bay Pipeline or Galveston Bay Processing, as the case may be, is a party as borrower or mortgagor, less the sum of (i) all reasonable out-of-pocket fees, commissions, and other expenses incurred in connection with such GB Facility Financing, including the amount (estimated in good faith by the Company) of income, franchise, sales and other applicable taxes to be paid, payable or accrued by the Company or by Galveston Bay Pipeline or Galveston Bay Processing, as the case may be (in each case as estimated in good faith by the Company or by Galveston Bay Pipeline or Galveston Bay Processing, as the case may be, without giving effect to tax attributes unrelated to such GB Facility Financing), in connection with such GB Facility Financing, (ii) the aggregate amount of cash so received which is used to retire any then existing Debt of the Company or its Subsidiaries (other than the Notes), as the case may be, which is required by the terms of such Debt to be repaid in connection with such GB Facility

Financing, (iii) the aggregate amount of cash so received which is used to retire any then existing Debt (other than the Notes) that is secured by assets of Galveston Bay Pipeline or Galveston Bay Processing, as the case may be, and
(iv) the aggregate amount of cash so received which is used to retire indebtedness of the Company in respect of Allowed Priority Tax Claims under the Plan, Allowed Claims of prepetition secured creditors in class 2 under the Plan, and Allowed Claims of prepetition secured creditors in class 6B under the Plan.


         "Net Proceeds" means (a) in the case of any sale by a Person of Qualified Capital Stock, the aggregate net cash proceeds received by such Person from the sale of Qualified Capital Stock (other than to a Subsidiary) after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Debt of such Person for or into shares of Qualified Capital Stock of such Person, the net book value of such outstanding securities as adjusted on the books of such Person or Debt of such Person to the extent recorded in accordance with GAAP, in each case, on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Debt or securities to such Person upon such exchange, exercise, conversion or surrender and less (i) any and all payments made to the holders of such Debt or securities and (ii) all other expenses incurred by such Person in connection therewith, in each case, in so far as such payments or expenses are incident to such exchange, exercise, conversion, or surrender).

         "Net Working Capital" of any Person means (i) all current assets of such Person and its consolidated Subsidiaries, minus (ii) all current liabilities of such Person and its consolidated Subsidiaries other than the current portion of long term debt, each item to be determined in conformity with GAAP.

         "Net Worth" of any Person means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts included therein attributable to Disqualified Capital Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock (not otherwise deducted from stockholder's equity), and the principal amount of any promissory notes receivable from the sale of the Capital Stock of such Person or any of its Subsidiaries, each item to be determined in conformity with GAAP.

         "New Property" shall have the meaning specified in clause (s) in the definition of the term "Permitted Liens" set forth in Section 1.1.

         "Nominee" means any Person who has or holds any right, title or interest in any oil and gas or mineral lease as a nominee for the Company or any of its Subsidiaries.

         "Nominee Property" means any property, lease, interest or other asset with respect to which any Person has or holds any right, title or interest as a Nominee.

         "Non-Officer Affiliate" means, as to any specified Person, any Affiliate of such Person that is not an Officer Affiliate of such Person.

         "Noteholder" means the Person in whose name a Note is registered on the Registrar's book.

         "Note Redemption" means a redemption of Notes by the Company pursuant to Article III.

         "Note Repurchase" means a purchase of Notes by the Company pursuant to the provisions of Section 4.14(b) et seq.

         "Notes" means the 15% Senior Secured Notes due 2005, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

         "NYSE" means the New York Stock Exchange.

         "Officer" means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

         "Officer Affiliate" means, as to any specified Person, any other Person who is an Affiliate of such specified Person by reason of such other Person's inclusion within the class of Persons described in clause (iii) of the definition of the term "Affiliate" set forth in this Section 1.1, whether or not such other Person is included within either or both of the classes of Persons described in clauses (i) and (ii) of the definition of the term "Affiliate" set forth in this Section 1.1, and any Affiliate of such other Person (other than the Company and the Company's Subsidiaries).


         "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers of the Company, or signed by one Officer of the Company if such Officer's signature is attested by an Assistant Secretary of the Company, and otherwise complying with the requirements of Sections 14.4 and 14.5.


         "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease or a lease of a mineral interest.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
14.4 and 14.5. Unless otherwise required by the Trustee, the counsel may be outside counsel to the Company.

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Permitted Hedging Transactions" means non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions) engaged in by the Company or its Subsidiaries as part of their normal business operations as a risk-management strategy or hedge against adverse changes in the prices of natural gas, condensate, or oil; provided, however, that such transactions do not, on a monthly basis, relate to more than 90% of the Company Entities' average net hydrocarbon production (mcfe) per month for the most recent 3-month period measured at the time of such incurrence; and, provided further, that, at the time of such transaction (i) the counterparty to any such transaction is an Eligible Institution or a Person that has an Investment Grade Rating, or (ii) such counterparty's obligation pursuant to such transaction is unconditionally guaranteed in full by, or secured by a letter of credit issued by, an Eligible Institution or a Person that has an Investment Grade Rating.

         "Permitted Investment" means, when used with reference to the Company and its Subsidiaries:

                  (i) trade credit extended to Persons in the ordinary course of business;

                  (ii) purchases of Cash Equivalents;

                  (iii) Investments by the Company or its wholly owned Subsidiaries in wholly owned Subsidiaries of the Company;

                  (iv) Swap Obligations;

                  (v) the receipt of Capital Stock in lieu of cash in connection with the settlement of litigation;

                  (vi) advances to officers and employees in connection with the performance of their duties in the ordinary course of business in an amount not to exceed $500,000 in the aggregate outstanding at any time;

                  (vii) margin deposits in connection with Permitted Hedging Transactions;

                  (viii) Investments and expenditures made in the ordinary course of business by the Company and its Subsidiaries, and of a nature that, at the time of expenditure, is customary in the oil and gas business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil or gas through agreements, transactions, interests or arrangements which permit a Person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the oil and gas business jointly with third parties, including, without limitation, (a) ownership interests in oil and gas properties or gathering systems and
         (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries); provided, however, that in the case of any joint venture engaged in processing, gathering, marketing or transporting oil or gas, (1) all Debt of such joint venture that would not otherwise constitute Debt of one of the Company Entities shall be deemed Debt of the Company in proportion to its direct or indirect ownership interest in such joint venture, and (2) such joint venture shall be reasonably anticipated, at the time of Investment, to enhance the value of the reserves of the Company Entities or marketability of production from such reserves;



                  (ix) the Guarantee and any guaranty by the Company or by any Subsidiary of the Company that is permitted under Section 4.11(f);

                  (x) deposits permitted by the definition of Permitted Liens or any extension, renewal, or replacement of any of them;

                  (xi) an Investment in Capital Stock resulting from an Asset Sale pursuant to Section 4.14; and

                  (xii) other Investments, provided, however, that such Investments do not exceed $1 million in the aggregate at any time.

         "Permitted Liens" means:

                  (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of the Company Entities in accordance with GAAP;

                  (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business, provided, however, that (1) the underlying obligations are not overdue for a period of more than 45 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of any of the Company Entities in accordance with GAAP;

                  (c) pledges of assets or deposits of cash or Cash Equivalents to secure (1) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit in support of such bonds) in an aggregate amount not in excess of 5% of the SEC PV10 indicated on the Company's most recent Reserve Report at the time such pledges or deposits are made,
         (2) appeal or supercedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds) in an amount not to exceed $10 million at any one time outstanding, or (3) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security legislation, property insurance and liability insurance;

                  (d) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions and Liens encumbering contract rights under Permitted Hedging Transactions;

                  (e) pledges of assets to secure margin obligations, settlement obligations, reimbursement obligations or letters of credit in connection with Permitted Hedging Transactions; provided, however, that, at the time such pledge is made (or, if such pledge secures future Permitted Hedging Transactions, at the time any such Permitted Hedging Transaction is entered into), the maximum aggregate exposure under such Permitted Hedging Transactions does not exceed the greater of (1) $10 million or (2) 5% of the SEC PV10 indicated on the Company's then most recent Reserve Report;

                  (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by any of the Company Entities) or materially interfere with the ordinary conduct of the business of any of the Company Entities;

                  (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;


                  (h) (1) Liens securing Debt or other obligations not in excess of $3 million, (2) Liens existing on the date of this Indenture, and
         (3) Liens (including extensions and renewals thereof) encumbering assets owned by Galveston Bay Processing or Galveston Bay Pipeline;

                  (i) Liens securing (1) Allowed Priority Tax Claims under the Plan, (2) Allowed Claims in classes 2, 5, 6A or 6B under the Plan, (3) Debt incurred pursuant to Section 4.11(j), or (4) Refinancing Debt incurred pursuant to Section 4.11(g) with respect to Liens described in subsection (1), (2) or (3) of this clause (i);

                  (j) Liens granted on (1) Equipment to the extent granted to secure Debt incurred pursuant to Section 4.11, (2) Inventory, or (3) Receivables;

                  (k) Liens constituting or granted in connection with a Presale of Gas, provided, however, that all of the proceeds from such Presale of Gas shall be applied to a Note Repurchase or to a Note Redemption;

                  (l) Liens created on, or Production Payments granted with respect to undivided interests in, acreage drilled or to be drilled pursuant to Drilling Programs, Hydrocarbons produced therefrom and the proceeds of such Hydrocarbons to secure or to provide provision for payment of the Company's obligations under such Drilling Programs, provided, however, that (1) the number of wells included in such program commenced in any fiscal year does not exceed 30 per fiscal year (plus the number of wells included in programs commenced in prior years but not yet completed), (2) such obligations are limited to a percentage of production from such wells, (3) such Liens survive only until the Person to whom such Lien was granted has received production with a value equal to the costs, expenses and fees related to property and services provided or paid for by such Person plus an agreed-upon interest component, and (4) such Liens secure obligations that are nonrecourse to each of the Company or its Subsidiaries;

                  (m) Liens on the assets of any entity existing at the time such assets are acquired by any of the Company Entities, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (1) are not created, incurred or assumed in contemplation of such assets being acquired by any of the Company Entities and (2) do not extend to any other assets of any of the Company or its Subsidiaries;

                  (n) any extension, renewal, or replacement of Liens created pursuant to any of clauses (a) through (g), (k) through (m), or (q) through (s) of this definition, provided, however, that such Liens would have otherwise been permitted under such clauses, and provided further, that the Liens permitted by this clause (n) do not secure any additional Debt or encumber any additional property;

                  (o) Liens constituting or securing (1) Royalty Payment Obligations and (2) Drilling Production Payments;

                  (p) Liens on the assets of any of the Company Entities in favor of another Company Entity;

                  (q) Liens on the proceeds of any property subject to a Permitted Lien or on deposit accounts containing any such proceeds;

                  (r) Liens on the proceeds of any property that is not Collateral;

                  (s) Liens (including extensions and renewals thereof) on real or personal property, acquired after the Issue Date ("New Property"); provided, however, that (1) such Lien is created solely for the purpose of securing Debt incurred to finance the cost (including the cost of improvements or construction) of New Property subject thereto and such Lien is created prior to or within six months after the later of the acquisition, the completion of construction, or the commencement of full operation of such New Property, (2) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost including costs and fees related to the financing thereof, and (3) any such Lien shall not extend to or cover any property or assets other than such item of New Property, any improvements on such New Property and any throughput, capacity or similar agreements related to the operation of such New Property;

                  (t) Liens of the Trustee under this Indenture;

                  (u) Liens under the Security Documents;

                  (v) Liens securing the Post Confirmation Credit Facility; and

                  (w) Liens (including extensions and renewals thereof) on the Headquarters Facility, provided, however, that (1) such Liens are created solely for the purpose of securing Debt Incurred by the Company concurrently with the creation of such Liens, (2) the principal amount of the Debt secured by such Liens at the time of Incurrence does not exceed 100% of the Appraised Value of the Headquarters Facility as determined by an Appraisal dated not more than six (6) months prior to the date on which such Liens are created, and (3) any such Lien shall not extend to or cover any property or assets other than the Headquarters Facility and any leases and rents derived from the ownership and operation of the Headquarters Facility.

         "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state, or political subdivision thereof, trust, municipality, or other entity.

         "Plan" means the Company's Second Amended Plan of Reorganization, dated September 29, 1999, filed in the TransTexas Case, together with any amendments made at the Confirmation Hearing and incorporated therein, including, without limitation, the modifications set forth in the Company's Second Amended, Modified and Restated Plan of Reorganization, dated January 25, 2000, filed in the TransTexas Case and to which reference is made in the Confirmation Order, and together with any amendments or modifications made after the entry of the Confirmation Order in accordance with the provisions of Section 12.04 of the Plan or of any Plan Order.

         "Plan Order" means the Confirmation Order or any other order entered in the TransTexas Case in accordance with the provisions of Section 12.04 of the Plan.

         "Pledged Stock" means the Capital Stock of the Subsidiaries of the Company pledged pursuant to any of the Security Documents.

         "Post Confirmation Credit Facility" means the $52,500,000 credit facility between the Company and the Post Confirmation Credit Facility Lenders, which credit facility is or will be secured by (a) Liens on the Shared Collateral ranking prior to the Liens securing the Notes, (b) Liens on Inventory and Receivables, and includes any extension, renewal, replacement or refunding of such credit facility.

         "Post Confirmation Credit Facility Lenders" shall have the meaning specified in the Plan.

         "Post Confirmation Credit Facility Agent" means GMAC Commercial Credit LLC, as agent under the Post Confirmation Credit Facility Agreement, and any successor at the time serving in such capacity.

         "Post Confirmation Credit Facility Agreement" means the Oil & Gas Revolving Credit and Term Loan Agreement dated as of March 15, 2000, among GMAC Commercial Credit LLC, as a lender and as agent, the Company, as borrower, Galveston Bay Pipeline and Galveston Bay Processing, as guarantors, and the Post Confirmation Credit Facility Lenders party thereto, as lenders, as amended and in effect from time to time.

         "Preferred Stock" means, with respect to any Person, any class or classes (however designated) of Capital Stock of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person over shares of Capital Stock of any other class of such corporation.

         "Presale of Gas" means any advance payment agreement or other arrangement pursuant to which the Company or any Guarantor, having received full payment of the purchase price for a specified quantity of Hydrocarbons prior to the first scheduled date of delivery, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons to the purchaser of such Hydrocarbons pursuant to and during the term of such agreement or arrangement; provided, however, that the term "Presale of Gas" shall not include (i) any such agreement or other arrangement covering deliveries of Hydrocarbons for a period not exceeding three calendar months and pursuant to which the Company or such Guarantor has received full payment of the purchase price within 120 days of the last scheduled date of delivery, (ii) a transaction to the extent and only to the extent that it results in the creation of any Permitted Lien under clauses (l) or (o) of the definition of "Permitted Liens," (iii) Permitted Hedging Transactions, or (iv) an Asset Sale involving Hydrocarbon reserves.

         "Priority Tax Claim" shall have the meaning specified in the Plan.

         "principal amount" when used with respect to the Notes means the principal amount of such Debt as indicated on the face of such Debt instrument.

         "Production Payment" means a Dollar-Denominated Production Payment or a Volumetric Production Payment.

         "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "RCA" means the Third Amended and Restated Accounts Receivable Management and Security Agreement dated as of March 15, 2000, between the Company, as borrower, and GMAC Commercial Credit LLC, as lender, as amended and in effect from time to time.

         "RCA Lender" means GMAC Commercial Credit LLC, in its capacity as lender under the RCA.


         "Receivables" means and includes, as to any Person, any and all of such Person's now owned or hereafter acquired Accounts, all products and proceeds thereof, and all books, records, ledger cards, files, correspondence, and computer files, tapes, disks or software that at any time evidence or contain information relating to such Person's Accounts.

         "Record Date" means a Record Date specified in the Notes regardless of whether such Record Date is a Business Day.

         "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and Paragraph 5 in the form of Note attached hereto as Exhibit A.

         "Redemption Price" when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Note attached hereto as Exhibit A, which shall include, without duplication, accrued and unpaid interest to the Redemption Date.

         "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

         "Refinancing Debt" shall have the meaning specified in Section 4.11(g).

         "Refinancing Fees" shall have the meaning specified in Section 4.11(g).

         "Registrar" shall have the meaning specified in Section 2.3.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 15, 2000, by and among the Company and the Initial Holders.

         "Related Business" means (i) the exploration for, acquisition of, development of, production, transportation, gathering, and processing (in connection with natural gas and natural gas liquids only) of, crude oil, natural gas, condensate, and natural gas liquids; provided, however, that the Related Business shall not include any refining or distilling of Hydrocarbons other than processing and fractionating natural gas and natural gas liquids, (ii) the drilling and energy services business and pipeline services business, (iii) owning and operating a Hedging Subsidiary, or (iv) owning or operating facilities designed for separation, dehydration, treatment, stabilization, processing or storage of Hydrocarbons and related operations.

         "Release Request" means a written request of the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) in the form of an Officers' Certificate delivered pursuant to
Article XI.

         "Repurchase Date" shall have the meaning specified in Section
4.14(d)(1).

         "Repurchase Offer" shall have the meaning specified in Section 4.14(c).

         "Repurchase Offer Amount" shall have the meaning specified in Section 4.14(d)(2).

         "Repurchase Offer Period" shall have the meaning specified in Section 4.14(d)(2).

         "Reserve Report" means a report prepared by independent petroleum engineers with respect to Hydrocarbon reserves in accordance with guidelines published by the SEC.

         "Restricted Investment" means any direct or indirect Investment by the Company or any Subsidiary of the Company other than a Permitted Investment.

         "Restricted Payment" means, with respect to any Person, (i) any Restricted Investment, (ii) any dividend or other distribution on shares of Capital Stock of such Person or any Subsidiary of such Person, (iii) any payment on account of the purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person, and (iv) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment in anticipation of or in connection with any such retirement, acquisition, or defeasance, in whole or in part, of any Subordinated Debt, directly or indirectly, of such Person or a Subsidiary of such Person prior to the scheduled maturity or prior to any scheduled repayment of principal in respect of such Subordinated Debt; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution, or other payment on shares of Capital Stock of a Person solely in shares of Qualified Capital Stock of such Person that is at least as junior in ranking as the Capital Stock on which such dividend, distribution, or other payment is to be made, (ii) any defeasance, redemption, repurchase or other acquisition or retirement for value of Capital Stock of a Person payable in or from any combination of (A) shares of Qualified Capital Stock of such Person and (B) the Net Proceeds of a concurrent sale of Qualified Capital Stock of such Person, in each case to the extent such Qualified Capital Stock is at least as junior in ranking as the Capital Stock retired, (iii) any dividends made pursuant to the certificates of designation of the Senior Preferred Stock and the Junior Preferred Stock, (iv) any dividend, distribution, or other payment to the Company from any of its Subsidiaries, (v) any defeasance, redemption, repurchase, or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt of such Person payable in or from any combination of
(A) shares of Qualified Capital Stock of such Person and (B) the Net Proceeds of a concurrent sale of Qualified Capital Stock, or both, (vi) any deposits, payments or distributions made pursuant to and in accordance with the Plan or a Plan Order, or (vii) the redemption, purchase, retirement or other acquisition of any Debt, including any premium paid thereon, with the proceeds of any refinancing Debt permitted to be incurred pursuant to Section 4.11(g).

         "Revolving Credit Facility" means any revolving credit facility, other than the Post Confirmation Credit Facility, between the Company, on the one hand, and any one or more banks or other lenders, on the other hand, and includes any revolving credit facility effected by the Company in extension, renewal, replacement or refunding of an existing revolving credit facility.

         "Royalty Payment Obligations" means (i) royalties, overriding royalties (including those granted in connection with Drilling Programs), revenue interests, net revenue interests, net profit interests, and reversionary interests, (ii) the interests of others in pooling or unitization agreements, production sales contracts and operating agreements, (iii) Liens arising under, in connection with or related to farm-out, farm-in, joint operating, pooling, unitization or area of mutual interest agreements or other similar or customary arrangements, agreements or interests, and (iv) similar burdens on the property of the Company or any Subsidiary of the Company; each as incurred in the ordinary course of business and to the extent such burdens are limited in recourse to (x) the properties subject to such interests or agreements, (y) the Hydrocarbons produced from such properties, and (z) the proceeds of such Hydrocarbons.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.


         "Sale and Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Subsidiary of the Company transfers such property to a Person and leases it back from such Person pursuant to a Capital Lease.


         "SEC" means the Securities and Exchange Commission.

         "SEC PV10" means the standardized measure of future net cash flows discounted at 10%, determined in all material respects in accordance with the rules and regulations of the SEC, including the assumption of the continuation of existing economic conditions and estimated by applying period-end gas and condensate prices, adjusted for future price changes as allowed by contract, to estimated future production of period-end proved reserves.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Security Agreement" means each security agreement, pledge agreement, assignment, financing statement or similar document, however styled, executed by the Company or any other Person for the benefit of the Holders primarily for the purpose of creating or granting a Lien on personal property (other than Inventory and Receivables, which shall be excepted from the Lien thereof) to secure all or any part of the obligations of the Company pursuant to this Indenture, any one or more of the Security Documents, and/or the Notes.

         "Security Documents" means (a) each Mortgage, each Security Agreement, and each other agreement relating to the mortgage, pledge or assignment of assets to secure all or any part of the obligations of the Company pursuant to this Indenture, any one or more of the Security Documents, and/or the Notes, whether executed before, on or after the Issue Date, and (b) each Intercreditor Agreement.

         "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Trustee for the benefit of the Holders.

         "Senior Debt" means, with respect to any Person, any Debt that is not Subordinated Debt.

         "Senior Preferred Stock" means the Company's senior preferred stock, $1.00 par value.

         "Services Agreement" means the Services Agreement among TNGC Holdings and its Subsidiaries, as in effect on the Issue Date.

         "Shared Collateral" means the Collateral securing the Notes and the Post Confirmation Credit Facility.

         "Southern" means Southern Producer Services, L.P.

         "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

         "Stated Maturity," when used with respect to any Note, means March 15, 2005.

         "Subordinated Debt" means Debt that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the Notes is paid in full, and (ii) is subordinate and junior in right of payment to the Notes in the event of a liquidation.

         "Subordination Agreement" means each instrument of subordination executed and delivered or to be executed and delivered by the Trustee (and any trustee or collateral agent under or with respect to any of the Security Documents) pursuant to Section 11.2(b).

         "Subordination Request" means a written request of the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) in the form of an Officers' Certificate delivered pursuant to
Section 11.2(b).

         "Subsidiary" with respect to any Person, means (i) a corporation with respect to which such Person or its Subsidiaries owns, directly or indirectly, at least fifty percent of such corporation's Capital Stock with voting power, under ordinary circumstances, to elect directors, or (ii) a partnership in which such Person or a subsidiary of such Person is, at the time, a general partner of such partnership and has more than 50% of the total voting power of partnership interests entitled (without regard to the occurrence of any contingency) to vote in the election of managers thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has the power to elect or direct the election of a majority of the directors or other governing body of such other Person; provided, however, that a joint venture an investment in which would constitute a Permitted Investment under clause (viii) of the definition thereof shall not be deemed a Subsidiary.

         "Surviving Person" shall have the meaning specified in Section 5.1(a).

         "Swap Obligation" of any Person means any Interest Rate or Currency Agreement entered into with one or more financial institutions or one or more futures exchanges in the ordinary course of business and not for purposes of speculation that is designed to protect such Person against fluctuations in (x) interest rates with respect to Debt incurred and which shall have a notional amount no greater than 105% of the principal amount of the Debt being hedged thereby, or (y) currency exchange rate fluctuations.

         "TCW" means, collectively, TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P., and TCW DR VI Investment Partnership, L.P.

         "TCW/Southern" means Southern and TCW, together with their successors and assigns as owners of the TCW/Southern Production Payment.

         "TCW/Southern Mandatory Offered Wells" means all of the following wells that are drilled during the period beginning one day prior to the date hereof and ending on and including March 31, 2001:

                  (a) each well not already subject to the TCW/Southern Production Payment that either (i) has a bottom hole location that is within 1500 feet of any lands and depths that are at such time subject to the TCW/Southern Production Payment, or (ii) penetrates a geological reservoir in communication with a zone either produced or able to be produced from any well that is at such time subject to the TCW/Southern Mandatory Offered Wells shall be limited to wells located on such unit, and

                  (b) each other well with its bottom hole location in State Tracts 308, 329, 330, 331, 332, 351, 352 and 353 in Galveston County,
         Texas, the adjacent acreage in the City of San Leon, Texas, that was originally made subject to the TCW/Southern Production Payment, and any other acreage that is now or hereafter included in any production unit with any of the foregoing acreage.

References in this Indenture to each well described in the foregoing (a) shall include the associated drilling unit of at least 80 acres, and references in this Indenture to each well described in the foregoing paragraph (b) shall include the associated drilling unit of at least 160 acres.

         "TCW/Southern Order" means the Order of the Bankruptcy Court dated February 2, 2000, in case No. 99-21550-C-11, in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, approving TCW/Southern Production Payment Transaction.

         "TCW/Southern Production Payment" means the Drilling Production Payment conveyed, as contemplated by the TCW/Southern Order and as part of the TCW/Southern Production Payment Transaction, by Borrower to TCW/Southern pursuant to that certain Production Payment Conveyance dated as of March __, 2000, as from time to time supplemented and amended.

         "TCW/Southern Production Payment Transaction" means the "Production Payment Transaction" defined and described in, and approved by, the TCW/Southern Order.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

         "TNGC Holdings" means TNGC Holdings Corporation, a Delaware corporation.

         "TransTexas Case" means the Company's voluntary case pending as of the date of this Indenture in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, under Chapter 11 of the Bankruptcy Code as case number 99-21550-C-11.

         "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Twelve-Month Period" shall have the meaning specified in Section 11.4(b).

         "U.S.C." means the United States Code, as amended.

         "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of New York.

         "Vehicles" means all trucks, automobiles, trailers and other vehicles covered by a certificate of title.

         "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" means Capital Stock of a Person having generally the right to vote in the election of directors of such Person.

         "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

         Section 1.2 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Notes.

         "indenture securityholder" means a Holder or a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the Notes means the Company and any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.


         Section 1.3 Rules of Construction. Unless the context otherwise requires:

                    (l)  a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (3)  "or" is not exclusive;

                    (4) words in the singular include the plural, and words in the plural include the singular;

                    (5)  provisions apply to successive events and transactions;

                    (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                    (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                    THE NOTES

         Section 2.1 Form and Dating. The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of any inconsistency between the Notes and this Indenture, this Indenture controls.


         The Notes will be issued (i) in global form (the "Global Note"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto) and (ii) in definitive form (the "Definitive Notes"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnotes 1 and 2 thereto). The Global Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon; provided, that the aggregate principal amount of outstanding Senior Secured Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.


         Section 2.2 Execution and Authentication. Two Officers shall sign, or one Officer shall sign and one Officer or any Assistant Secretary shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture.

         The Trustee shall authenticate Notes for original issue in the aggregate principal amount of up to $200,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Guarantor, or any of their respective Subsidiaries.


         Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, provided, however, that the Company reserves the right to issue Notes from time to time in denominations other than $1,000 or an integral multiple thereof, and the Trustee is expressly authorized and directed to authenticate any such Notes so issued by the Company upon written order of the Company in the form of an Officers' Certificate as provided in this Section 2.2.

         Section 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan in the City of New York, New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan in the City of New York, New York, where Notes may be presented for payment ("Paying Agent"). Notices and demands to or upon the Company in respect of the Notes may be served as is provided in Section 14.2. The Company or any Affiliate of the Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and XIII and of Sections 4.14 and 4.16, neither the Company, any Guarantor, nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing in advance of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Company initially appoints DTC to act as Depository with respect to the Global Notes. The Trustee shall act as custodian for the Depository with respect to the Global Note.


         Section 2.4 Paying Agent to Hold Assets in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. If the Company or any Affiliate of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company, or any Affiliate of the Company) shall have no further liability for such assets.

         Section 2.5 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each

Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

         Section 2.6  Transfer and Exchange.


         (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (i) to register the transfer of such Definitive Notes or (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such trans actions are met; provided, however, that the Notes so presented have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

         (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may be exchanged for a beneficial interest in a Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Senior Secured Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Note. The transfer and exchange of the Global Note or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository), from the Depository (or its nominee) on behalf of any Person having a beneficial interest in the Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Note in the appropriate principal amount.

         Definitive Notes issued in exchange for a beneficial interest in the Global Note shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

         (e) Transfer and Exchange of Global Note. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; provided, that if:

                  (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute and the Trustee shall authenticate and make available for delivery, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note in exchange for the Global Note.

         (f) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

         (g) General Provisions Relating to Transfers and Exchanges of Notes. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and the Global Note at the Registrar's request. All Definitive Notes and the Global Note issued upon any registration of transfer or exchange of Definitive Notes or the Global Note shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or the Global Note surrendered upon such registration of transfer or exchange.

         In connection with the transfer or exchange of a Definitive Note, the signature of the Holder thereof or his duly authorized attorney must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Inc. Medallion Signature Program.

         No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another Person) pursuant to Sections 2.10, 3.7, 4.14 and 9.5, or Article XIII, of this Indenture).

         The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.


         Section 2.7 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Company and the Trustee, to the Trustee to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company.


         Section 2.8 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the interest in the Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9.


         If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         Section 2.9 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company and Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

         Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

         Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or any Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.7, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.11, except as expressly permitted in the form of Note and as permitted by this Indenture.

         Section 2.12 Defaulted Interest. Interest on any outstanding Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

         Any interest on any outstanding Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address set forth upon the registry books of the Company on the 10th day prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause
         (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause accompanied by an Opinion of Counsel stating that the manner of payment complies with this clause, such manner shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         Section 2.13 Computation of Interest. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                                   ARTICLE III

                                   REDEMPTION

         Section 3.1 Right of Redemption. Redemption of Notes, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Notes may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after the Issue Date, at the applicable Redemption Prices specified in Paragraph 5 of the form of Note attached as Exhibit A hereto, set forth therein under the caption "Optional Redemption," in each case, including accrued and unpaid interest to the Redemption Date.

         Section 3.2 Notices to Trustee. If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Section 3.3 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Notes to be redeemed pro rata, by lot or in such other manner as in its sole discretion it deems appropriate and fair, and in such manner as complies with any applicable legal and stock exchange requirements.


         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.


         Section 3.4 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Notes are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Notes to be redeemed and shall state the following and such other matters as the Trustee shall deem proper:

                  (1)      the Redemption Date;

                  (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                  (3)      the name, address and telephone number of the Paying
                           Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                  (5) that, unless the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.6, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

                  (6) if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note that will not be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                  (8)      the CUSIP number of the Notes to be redeemed; and

                  (9)      that the notice is being sent pursuant to this
                           Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Notes.

         Section 3.5 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid on the Redemption Date; provided, however, that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest through the date of redemption shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

         Upon compliance by the Company with the provisions of this Article III, including but not limited to Section 3.6, interest on the Notes called for redemption will cease to accrue on and after the Redemption Date, regardless of whether such Notes are presented for payment.

         Section 3.6 Deposit of Redemption Price. On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, regardless of whether such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 and the Note.

         Section 3.7 Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                   ARTICLE IV

                                    COVENANTS

         Section 4.1 Payment of Notes. The Company shall pay the principal of and interest on the outstanding Notes on the dates and in the manner provided in the Notes to the Trustee at its New York agent's office unless otherwise instructed in writing by the Trustee. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 12:00 noon, New York, New York time on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment. The Company shall pay any and all amounts, including without limitation, liquidated damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

         Notwithstanding anything to the contrary contained in this Indenture, the Company or the Trustee may, to the extent required by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments on the Notes.

         Section 4.2 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan in the City of New York, New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York, New York, for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee in the Borough of Manhattan in the City of New York, New York, as such office of the Company.

         Section 4.3 Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment.

         Section 4.4 Corporate Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 4.5 Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         Section 4.6  Maintenance of Properties and Insurance.

         (a) Each of the Company and its Subsidiaries shall cause the properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (b) Each of the Company and its Subsidiaries shall provide, or shall cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in its reasonable, good faith opinion, are adequate and appropriate for the conduct of its business and the business of such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as is customary, in its reasonable, good faith opinion, and adequate and appropriate for the conduct of its business and the business of its Subsidiaries in a prudent manner for companies engaged in a similar business. In addition, all such insurance shall be payable to the Trustee as loss payee, as its interests may appear, under a "standard" or "Texas" loss payee clause. Without limiting the foregoing, each of the Company and its Subsidiaries shall (i) keep all of its physical property insured with hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property,
(ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring on, in or about the properties of the Company and its Subsidiaries.

         All policies of insurance shall provide for at least ten days' prior written cancellation notice to the Trustee. In the event of failure by the Company and its Subsidiaries to provide and maintain insurance as described herein; provided, however, the Trustee may, at its option, provide such insurance and charge the amount thereof to the Company and its Subsidiaries. The Company and its Subsidiaries shall furnish the Trustee with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         Section 4.7  Compliance Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee within 60 days after the end of each of its fiscal quarters, or 105 days after the end of a fiscal quarter that is also the end of a fiscal year, an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled its obligations (excluding those obligations addressed by Section 11.3) under this Indenture and further stating, as to each such Officer signing such certificate, regardless of whether the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, or of the occurrence of any Default, and, if such signer does know of such a failure to comply or Default, the certificate shall describe such failure or Default with particularity.

         (b) The Company shall deliver to the Trustee within 105 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Section 4.3, 4.11, 4.14 or 4.16.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

         (d) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after the occurrence thereof, an Officers' Certificate informing the Trustee in reasonable detail of (i) any change in the composition of the Board of Directors of the Company or any of its Subsidiaries, and/or (ii) any amendment to the charter or bylaws of the Company or any of its Subsidiaries.


         Section 4.8 SEC Reports and TIA Compliance. Whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall deliver to the Trustee and each Holder, within 15 days after it is or would have been (if the Company were subject to such reporting requirements) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in the reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's independent certified public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have (if it were subject to such reporting obligations) been required to file with the SEC. Annual and quarterly financial statements required to be delivered by the Company under this Section 4.8 shall be accompanied by comparable consolidating balance sheets and consolidating income statements for each Material Subsidiary (reviewed, with respect to annual information only, by the Company's independent certified public accountants). The Company shall also comply with the other provisions of TIA Section 314(a).

         Section 4.9 Limitation on Status as Investment Company or Public Utility Company. The Company shall not, and shall not permit any of its Subsidiaries to, become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or a "holding company," or "public utility company" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended) or otherwise become subject to regulation under the Investment Company Act or the Public Utility Holding Company Act.

         Section 4.10  Limitation on Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter directly or indirectly into, or permit to exist, any Affiliate Transaction with any Officer Affiliate, except for (i) transactions that constitute Permitted Investments under clause (vi) of the definition of the term "Permitted Investments" set forth in Section 1.1, (ii) employee compensation arrangements relating to the full-time employment of Officer Affiliates by the Company or any of its Subsidiaries, (iii) the Services Agreement, and (iv) transactions effected pursuant to and in accordance with the terms of the Services Agreement.

         (b) The Company shall not, and shall not permit any of its Subsidiaries to, enter directly or indirectly into, or permit to exist, any Affiliate Transaction with any Non-Officer Affiliate, except for (i) transactions made in good faith, the terms of which are (x) fair and reasonable to the Company or such Subsidiary, as the case may be, (y) at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Affiliates and (z) such transaction must first be unanimously approved by the Board of Directors of the Company or its Subsidiary which is the transacting party pursuant to a Board Resolution, as fair and reasonable to the Company or such Subsidiary, as the case may be, and on terms which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, on an arm's length basis with Persons who are not Affiliates, (ii) transactions between the Company and any of its wholly owned Subsidiaries or transactions between wholly owned Subsidiaries of the Company, (iii) transactions pursuant to the Notes, the Security Documents, the Services Agreement and the Registration Rights Agreements, in each case, as amended, (iv) transactions effected pursuant to and in accordance with the terms and provisions of any court-approved settlement relating to the Debtors' First Amended Objection to Claims of Orion Refining Corporation (TransTexas Claim No.
1187) and TCR Holding Corporation (TransTexas Claim No. 971) filed on February 11, 2000, in the TransTexas case; and (v) any employee compensation arrangement or ordinary course expense advance.


         (c) Without limiting the foregoing provisions of Section 4.10(b), with respect to any Affiliate Transaction or series of Affiliate Transactions (other than any Affiliate Transaction described clauses (ii), (iii), or (iv) of Section 4.10(b)) with an aggregate value in excess of $5 million, the Company must first obtain a favorable written opinion as to the fairness of such transaction to the Company or such Subsidiary, as the case may be, from a financial point of view, from a nationally recognized investment banking or "big 5" accounting firm.

         Section 4.11 Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock. Except as set forth in this Section 4.11, from and after the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become liable for, contingently or otherwise (to "Incur" or, as appropriate, an "Incurrence"), any Debt or issue any Disqualified Capital Stock, except:

         (a)  Debt evidenced by the Notes or the Guarantee;

         (b) Subordinated Debt of the Company solely to any wholly owned Subsidiary of the Company, or Debt of any wholly owned Subsidiary of the Company solely to the Company or to any wholly owned Subsidiary of the Company; provided, however, that if any Subsidiary holding such Debt, for any reason, is no longer deemed a Subsidiary of the Company, any outstanding Debt Incurred by the Company or another Subsidiary pursuant to this Section 4.11(b) shall constitute a new Incurrence of Debt and be subject to the restrictions of
Section 4.11.

         (c) Debt outstanding under a Revolving Credit Facility in an aggregate principal amount at any one time not to exceed the Borrowing Base as at the time in effect, plus any amount outstanding under the Revolving Credit Facility to the extent incurred pursuant to Section 4.11(j);

         (d) Debt in an aggregate principal amount outstanding not to exceed at any one time $120 million, provided, however, that the aggregate principal amount outstanding under the Post Confirmation Credit Facility shall not exceed $52.5 million, plus any amount outstanding under the Post Confirmation Credit Facility to the extent incurred pursuant to Section 4.11(j);

         (e) Debt of the Company secured by a Permitted Lien that meets the requirements of clause (c), (d), or (e) of the definition of "Permitted Liens" set forth in Section 1.1;

         (f) any guaranty of Debt permitted by clauses (c), (d), or (j) hereof, which guaranty shall not be included in the determination of the amount of Debt which may be incurred pursuant to (c), (d), or (j) hereof;

         (g) The Company or any Subsidiary of the Company may Incur Debt as an extension, renewal, replacement, or refunding of (i) any item of the Debt permitted to be incurred by Section 4.11(j), (ii) Debt existing on the Issue Date (other than the Post Confirmation Credit Facility and the Revolving Credit Facility) that is secured by assets of Galveston Bay Pipeline, up to a maximum principal amount of such Debt so extended, renewed, replaced or refunded under this Section 4.11(g) not to exceed $2,000,000, (iii) Debt existing on the Issue Date (other than the Post Confirmation Credit Facility and the Revolving Credit Facility) that is secured by assets of Galveston Bay Processing, up to a maximum principal amount of such Debt so extended, renewed, replaced or refunded under this Section 4.11(g) not to exceed $10,000,000, or (iv) the Debt permitted to be incurred by this Section 4.11(g) (each such item of Debt is referred to as "Refinancing Debt"), provided, however, that (1) the maximum principal amount of each item of Refinancing Debt (or, if such item of Refinancing Debt is issued with original issue discount, the original issue price of such item of Refinancing Debt) permitted under this clause (g) may not exceed the lesser of
(x) the principal amount of the item of Debt being extended, renewed, replaced, or refunded plus reasonable financing fees and other associated reasonable out-of-pocket expenses including consent payments, premium, if any, and related fees, in each case other than those paid to a Affiliate (collectively, "Refinancing Fees"), or (y) if such item of Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of such item of Refinancing Debt plus Refinancing Fees, (2) each item of Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the related Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding, and (3) each item of Refinancing Debt shall rank with respect to the Notes to an extent no less favorable in respect thereof to the Holders than the related Debt being refinanced;

         (h) Debt represented by trade payables or accrued expenses, in each case incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 45 days (or, if overdue for a period of more than 45 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of Trans Texas in accordance with GAAP) and not constituting any amounts due to banks or other financial institutions;

         (i)  Swap Obligations of the Company;

         (j) Debt of the Company to holders of Allowed Priority Tax Claims under the Plan or to holders of Allowed Claims in classes 2, 5, 6A or 6B under the Plan, or Debt under surety bonds, letters of credit or reimbursement obligations related to or constituting collateral securing the Company's obligations thereunder;

         (k) the Company may enter into an agreement for the Presale of Gas for cash if the net proceeds from such sale are used to make a Note Redemption; and

         (l) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash or Cash Equivalents.

         Debt incurred and Disqualified Capital Stock issued by any Person that is not a Subsidiary of the Company, which Debt or Disqualified Capital Stock is outstanding at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with the Company or one of its Subsidiaries, as the case may be, shall be deemed to have been incurred or issued, as the case may be, at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with the Company or one of its Subsidiaries.

         For the purpose of determining compliance with this Section 4.11, (A) if an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category to which such Debt applies, shall not be required to include the amount and type of such Debt in more than one of such categories and may elect to apportion such item of Debt between or among any two or more of such categories otherwise applicable, and
(B) the amount of any Debt which does not pay interest in cash or which was issued at a discount to face value shall be deemed to be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

         Neither the foregoing provisions of this Section 4.11 nor any other provision of this Indenture or of any of the Security Documents shall be deemed to prevent the Company from offering to TCW/Southern, as supplements and additions to the TCW/Southern Production Payment, any TCW/Southern Mandatory Offered Wells that the Company is obligated to offer pursuant to the terms of the Production Payment Purchase Agreement dated as of March __, 2000, between TCW/Southern and Borrower, and upon request the Trustee shall execute such documents as may be necessary to permit any such TCW/Southern Mandatory Offered Well to be made subject to the TCW/Southern Production Payment and to confirm that the interests therein added to the TCW/Southern Production Payment (but not the Company's retained interests) are free from any Liens under the Security Documents. In addition (but not in limitation of the foregoing), the Company may make additional wells and acreage, other than TCW/Southern Mandatory Offered Wells, subject to the TCW/Southern Production Payment or any other Drilling Production Payment if (1) the Incurrence of the Debt attributable to any such Drilling Production Payment is otherwise permitted under this Section 4.11 and will not result in a breach of default under the provisions of this Section 4.11, and (2) the Company shall certify to the Trustee that the condition set forth in the preceding clause (1) has been satisfied and that no Event of Default then exists. Subject to such conditions, Agent shall upon request execute such documents as may be necessary to permit the proposed Drilling Production Payment transaction to be implemented.

         Notwithstanding anything to the contrary contained in this Section 4.11 or in Section 4.13, the Company shall not effect the consummation of, and shall not permit Galveston Bay Pipeline or Galveston Bay Processing, as the case may be, to consummate, a GB Facility Financing unless (A) concurrently with the consummation of such GB Facility Financing the Company shall cause a duly executed and acknowledged GB Nondisturbance and Attornment Agreement to be delivered to the Trustee and (B) an amount equal to the Net GB Financing Proceeds resulting therefrom is (i) used by Galveston Bay Pipeline or Galveston Bay Processing, as the case may be, for Capital Expenditures in a Related Business of such Person within 180 days after the date of consummation of such GB Facility Financing, (ii) distributed by Galveston Bay Pipeline or Galveston Bay Processing, as the case may be, to the Company and used by the Company for Capital Expenditures in a Related Business of such the Company, each within 180 days after the date of consummation of such GB Facility Financing, (iii) used, in part, as contemplated in the preceding clause (i), and used, in part, as contemplated in the preceding clause (ii), or (iv) to the extent not used in accordance with clause (i), (ii) or (iii) preceding within 180 days after the date of consummation of such GB Facility Financing, distributed by Galveston Bay Pipeline or Galveston Bay Processing, as the case may be, to the Company and, on the 181st day after the date of consummation of such GB Facility Financing, such amount, if any, distributed to the Company pursuant to this clause (iv) shall be deemed to be included within the Net Cash Proceeds subject to application pursuant to Section 4.14(b).

         Section 4.12 Limitations on Restricting Subsidiary Dividends. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume, or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Subsidiary of the Company, except encumbrances and restrictions existing under this Indenture, the Post Confirmation Credit Facility or the Revolving Credit Facility (or any refinancing of any such Debt facilities incurred in accordance with Section 4.11(g)), and any agreement of a Person acquired by the Company or a Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property, other than the Person or any property of the Person so acquired.

         Section 4.13 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur, or suffer to exist any Lien upon any of its respective property or assets, whether now owned or hereafter acquired, which property or assets constitute Collateral, other than Permitted Liens. For the purpose of determining compliance with this
Section 4.13, if a Lien meets the criteria of more than one of the types of Permitted Liens, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category of Permitted Lien to which such Lien applies, shall not be required to include such Lien in more than one of such categories, and may elect to apportion such Lien between or among any two or more categories otherwise applicable.

         Section 4.14  Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (A) an amount equal to the Net Cash Proceeds therefrom is (i) applied to a Note Redemption, (ii) used to make cash payments in the ordinary course of business and consistent with past practices that are not otherwise prohibited by this Indenture, provided, however, that the aggregate amount so used pursuant to this clause (ii) from and after the Issue Date does not exceed $3 million (without duplication of amounts used to acquire any Capital Assets in accordance with clause (iii) of this Section 4.14(a) below), (iii) used for Capital Expenditures in a Related Business within 180 days after the date of such Asset Sale; or (iv) with respect to an Asset Sale by the Company or any of its Subsidiaries resulting from (x) the damage to or destruction of assets for which Insurance Proceeds are paid or (y) condemnation, eminent domain or similar type proceedings, in each case, used for Capital Expenditures in a Related Business within 360 days after the date of such Asset Sale; and (B) in the case of any Asset Sale or series of related Asset Sales for total proceeds in excess of $1 million, at least 85% of the value of the consideration for such Asset Sale consists of cash, Cash Equivalents or Exchange Assets, or any combination thereof. Notwithstanding anything to the contrary contained in this Section 4.14, the Company shall not effect the consummation of, and shall not permit Galveston Bay Pipeline or Galveston Bay Processing, as the case may be, to consummate, a GB Facility Asset Sale unless an amount equal to the Net GB Financing Proceeds resulting therefrom is (i) distributed by Galveston Bay Pipeline or Galveston Bay Processing, as the case may be, to the Company and used by the Company for Capital Expenditures in a Related Business of such the Company, each within 180 days after the date of consummation of such GB Facility Asset Sale, or (ii) to the extent not used in accordance with clause (i) preceding within 180 days after the date of consummation of such GB Facility Asset Sale, applied by the Company as provided in Section 4.14(b).

         (b) To the extent of the balance of such Net Cash Proceeds remaining after application in accordance with Section 4.14(a), the Company shall make an offer to the Holders to purchase Notes pursuant to and subject to the conditions contained in this Indenture. Notwithstanding the foregoing provision of this paragraph, the Company and its Subsidiaries shall not be required to apply any Net Cash Proceeds in accordance with this Section 4.14(b) except to the extent that the aggregate Net Cash Proceeds from all Asset Sales which are not applied in accordance with Section 4.14(a) or with this Section 4.14(b) exceeds $5 million. Pending application of Net Cash Proceeds pursuant to this Section 4.14(b), such Net Cash Proceeds shall be invested in Permitted Investments.

         (c) In the event of an Asset Sale that requires the purchase of Notes pursuant to Section 4.14(b), the Company shall be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Repurchase Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.14(d). The Company shall not be required to make a Repurchase Offer to purchase Notes pursuant to this Section 4.14 if the Net Cash Proceeds available therefor is less than $5 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Cash Proceeds from any subsequent Asset Sale).

         (d) (1) Promptly, and in any event within 20 days after the Company becomes obligated to make a Repurchase Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole, or in part in integral multiples of $1,000 of principal amount, at the applicable purchase price (subject to prorating as hereinafter described in the event the Offer is oversubscribed). The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Repurchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q of the Company and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's. business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) all instructions and materials necessary to tender Notes pursuant to the Repurchase Offer, together with the information contained in clause (3) of this Section 4.14(d).

                  (2) Not later than the date upon which written notice of a Repurchase Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Repurchase Offer (the "Repurchase Offer Amount"),
(ii) the allocation of the Net Cash Proceeds from the Asset Sales pursuant to which such Offer is being made, and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in cash or Cash Equivalents, maturing on the last day prior to the Repurchase Date or on the Repurchase Date if funds are immediately available by opening of business, an amount equal to the Repurchase Offer Amount to be held for payment in accordance with the provisions of this Section 4.14. Upon the expiration of the period for which the Repurchase Offer remains open (the "Repurchase Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Repurchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Repurchase Offer Amount applicable to the Notes so delivered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Repurchase Offer Period for application in accordance with this Section 4.14, including, during the period ending 180 days after such delivery, the provisions of Section 4.14(a).

                  (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Repurchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Repurchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Repurchase Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Each Holder whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered by such Holder.

                  (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase pursuant to this Section 4.14, the Company shall also deliver to the Trustee an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.14. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14 (e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Section
4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

         (f) Notwithstanding the foregoing limitations on Asset Sales and restrictions on and requirements for the use of Net Cash Proceeds therefrom, the Company and its Subsidiaries, as the case may be, may at any time and from time to time effect any of the following transactions, and the Net Cash Proceeds, if any, realized from any of the following transactions shall not be subject to the application requirements of Section 4.14(a) or Section 4.14(b):

                  (i) the Company or any Subsidiary of the Company may convey, sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or to a wholly owned Subsidiary of the Company;

                  (ii) the Company and its Subsidiaries may engage in Asset Sales not otherwise permitted in clauses (i) or (iii) through (vi) of this Section 4.14(f), provided, however, that the aggregate proceeds from all such Asset Sales and the fair market value of all assets sold pursuant to this clause (ii) does not exceed $1 million in any twelve-month period;

                  (iii) the Company and its Subsidiaries may engage in Asset Sales incident to and resulting from a transaction expressly permitted under Section 5.1;

                  (iv) the Company and its Subsidiaries may sell, assign, lease, license, transfer, abandon or otherwise dispose of (a) damaged, worn out, unserviceable or other obsolete property in the ordinary course of business, or (b) other property no longer necessary for the proper conduct of their business;

                  (v) the Company and its Subsidiaries may engage in Asset Sales
         (a) in connection with the settlement of litigation or the payment of judgments, or (b) the Net Cash Proceeds of which are used in connection with the settlement of litigation or for the payment of judgments; provided, however, that the aggregate value of assets transferred pursuant to clauses (a) and (b) preceding from and after the Issue Date does not exceed $10 million;

                  (vi) the Company and its Subsidiaries may convey, sell, transfer or otherwise dispose of Hydrocarbons or other mineral products in the ordinary course of business; and


                  (vii) the Company and its Subsidiaries may convey, sell, transfer or otherwise dispose of Drilling Production Payments (whether or not relating to Drilling Programs) and interests related to Drilling Programs; provided, however, that an amount equal to the Net Cash Proceeds of each such conveyance, sale, transfer or other disposition shall be used for Capital Expenditures (including, without limitation, reimbursement of the Company and its Subsidiaries for Capital Expenditures already made) or to make a Repurchase Offer.


         (g) For the purpose of determining compliance with this Section 4.14 with respect to the application or use of the Net Cash Proceeds of any Asset Sale consummated by the Company or any Subsidiary of the Company, if such Net Cash Proceeds would be eligible for application or use under or pursuant to more than one of the categories of application or use permitted under Section 4.14(a) or Section 4.14(f), without, for purposes of determining such eligibility only, giving effect to any specific limitation on the amount or the aggregate amount of Net Cash Proceeds that may be applied or used under any otherwise eligible category of application or use in effect at the time such application is to be effected, the Person in question consummating such Asset Sale shall have the right to determine in its sole discretion the eligible category or categories of application or use pursuant to which all or any portion of such Net Cash Proceeds shall be applied or used, and may, at its option and in its sole discretion, elect either (i) to effect the application or use of the full amount of such Net Cash Proceeds pursuant to any one of such eligible categories of application or use permitted under Section 4.14(a) or Section 4.14(f), subject, however, to any limitation on the amount or the aggregate amount that may be applied or used under such eligible category of application or use in effect at the time such application or use is effected, or (ii) to effect the application or use of such Net Cash Proceeds by apportioning the full amount of such Net Cash Proceeds to be applied or used between or among any two or more of such eligible categories of application or use permitted under Section 4.14(a) or

Section 4.14(f) in such amounts and order of application or use as the Person in question consummating such Asset Sale may determine in its sole discretion, subject, however, as to each portion of such Net Cash Proceeds apportioned for application or use under any one of such eligible categories of application or use, to any limitation on the amount or the aggregate amount of Net Cash Proceeds that may be applied or used under such eligible category of application or use in effect at the time such application or use is effected.

         Section 4.15 Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Indenture or in any of the documents securing the payment of the Notes or otherwise relating thereto, in no event shall this Indenture or such documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with the Notes or in any of the documents securing the payment thereof or otherwise relating thereto, or in any communication by the Holders or any other Person to the Company or any other Person, or in the event all or part of the principal or interest on the Notes shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this paragraph shall be credited against the then unpaid principal balance on the Notes or refunded to the Company, at the Holders' option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Notes, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document, security instrument, and communication relating to this Indenture and the Notes.


         Section 4.16 Guarantee by Subsidiaries. If the Company or any of its Subsidiaries shall make Investments in an aggregate amount, otherwise transfer (including by capital contribution) or cause to be transferred, in a manner otherwise permitted pursuant to this Indenture, or permit to be held any assets (tangible or intangible), businesses, divisions, real property, or equipment having a book value as shown in the Company's most recent consolidated balance sheet or the notes thereto (or if greater, a fair market value at the time of transfer) in excess of $100,000 in, to or by any Subsidiary of the Company, that is not a Guarantor, the Company shall cause such transferee Subsidiary (a) to guarantee payment of the Notes by executing a Guarantee, and (b) to execute a supplemental indenture in which such Subsidiary agrees to become and be a Guarantor and to be bound by the terms of this Indenture, provided, however, that the obligations of the Company under this sentence with respect to Galveston Bay Pipeline and Galveston Bay Processing are subject to the provisions of Sections 12.7 and 12.8, and, notwithstanding anything to the contrary contained in this sentence, the Company shall, upon satisfaction of the applicable conditions set forth therein, be entitled to the benefits of Sections 12.7 and 12.8. If the Company or any of its Subsidiaries shall subsequently sell or otherwise transfer all of the Capital Stock of such Subsidiary held by the Company or any of its Subsidiaries, such Subsidiary shall be released and discharged from the Guarantee. If the Company shall subsequently effect the sale of all or substantially all of the assets of such Subsidiary pursuant to an Asset Sale made in accordance with the applicable provisions of this Indenture and, as a result thereof, the book value of the assets of such Subsidiary is reduced to an amount less than $100,000, such Subsidiary shall be released and discharged from the Guarantee.

         The liability of each Guarantor under its Guarantee will be limited to the amount of its Adjusted Net Assets. Each Guarantor that makes a payment under or by reason of its Guarantee of the Notes shall be entitled to assert a claim for reimbursement from each other Guarantor of the Notes in an amount not to exceed the product of (x) the other Guarantor's Adjusted Net Assets multiplied by (y) a fraction, the numerator of which is the other Guarantor's Adjusted Net Assets and the denominator of which is the sum of the Adjusted Net Assets of all Guarantors of the Notes.


         Section 4.17 Limitations on Line of Business. The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business or such other business activities as are reasonably related or incidental thereto.

         Section 4.18 Separate Existence and Formalities. The Company hereby covenants and agrees that:

         (a) it will maintain procedures designed to prevent commingling of the funds of the Company and its Subsidiaries.

         (b) all actions taken by the Company and its Subsidiaries will be taken pursuant to authority granted by the Board of Directors of the Company and its Subsidiaries, to the extent required by law or the Company's and its Subsidiaries' Certificate of Incorporation or By-laws;

         (c) the Company and its Subsidiaries will maintain separate records and books of account and such records and books of account shall be separate from those of any other Person in each case in accordance with GAAP;

         (d) the Company and its Subsidiaries will maintain correct minutes of the meetings and other corporate proceedings of the owners of its Capital Stock and the Board of Directors and otherwise comply with requisite corporate formalities required by law;

         (e) the Company and its Subsidiaries will not knowingly mislead any other Person as to the identity or authority of the Company and its Subsidiaries; and

         (f) it will maintain procedures designed to assure that all written communications of the Company and its Subsidiaries, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, will appropriately identify the entity on whose behalf such communication is made.

         Section 4.19 Limitation on Assets Held by Nominees. Within 270 days of the acquisition of any Nominee Property by any Nominee (to the extent the aggregate expenditures for all then existing Nominee Property does not exceed $500,000), the Company shall cause such Nominee to assign and transfer to the Company, or such of its Subsidiaries, as the case may be, all of such Nominee's right, title and interest in and to such Nominee Property.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

         Section 5.1  When the Company May Merge, Etc.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, consolidate with or merge with or into any other Person, or, directly or indirectly, sell, lease, assign, transfer or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless:

                  (1) either (a) the Company or such Subsidiary, as the case may be, shall be the continuing Person, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary, as the case may be, is merged or to which all or substantially all of the properties and assets of the Company or such Subsidiary, as the case may be, are transferred as an entirety or substantially as an entirety (the Company or such Subsidiary, as the case may be, or such other Person being hereinafter referred to as the "Surviving Person") shall be a corporation or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto and any supplements to any Security Documents as the Trustee in its sole discretion may require, executed and delivered to the Trustee on or prior to the consummation of such transaction, in form satisfactory to the Trustee, all the obligations of the Company or such Subsidiary, as the case may be, under the Notes, the Security Documents, and this Indenture;

                  (2) No Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction;

                  (3) immediately after giving effect to such transaction, on a pro forma basis, (x) the Net Worth of the Surviving Person is at least equal to the Net Worth of such predecessor or transferring entity immediately prior to such transaction, and (y) the Surviving Person immediately after giving effect on a pro forma basis to the Consolidated Fixed Charges of the Surviving Person, (A) the Consolidated Fixed Charge Coverage Ratio of the Surviving Person for the Reference Period is greater than 2.5 to 1, and (B) the Surviving Person's Adjusted Consolidated Tangible Assets are equal to or greater than 150% of the total consolidated principal amount or accreted value, as the case may be, of Debt of the Surviving Person;

                  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, assignment, or transfer and such supplemental indenture comply with this Article V and that all conditions precedent herein provided relating to such transaction have been satisfied; and

                  (5) at the time of or within 120 days after the occurrence of the event specified above, the Notes have not been or are not downgraded by S&P, Moody's, or any successor rating agencies to either entity to a rating below that which existed immediately prior to the time the event specified above is first publicly announced.

For purposes of this Section 5.1(a), the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect to such transaction) for the four fiscal quarters immediately preceding such transaction.

         (b) For purposes of Section 5.1(a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         (c) Notwithstanding anything contained in the foregoing to the contrary, any Subsidiary of the Company with a Net Worth greater than zero may merge into the Company (or a wholly owned Subsidiary of the Company) at any time, provided, however, that the Company shall have delivered to the Trustee an Officers' Certificate stating that such Subsidiary has a Net Worth greater than zero and such merger does not result in a Default or an Event of Default hereunder.

         Section 5.2 Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.1, the Surviving Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and under the Security Documents with the same effect as if such Surviving Person had been named as the Company herein. When a Surviving Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes, the predecessor shall be released from such obligations.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         Section 6.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest upon any Note as and when the same becomes due and payable, and the continuance of such default for a period of thirty (30) days;


         (b) default in the payment of all or any part of the principal of (or premium, if any, applicable to), the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration, or otherwise, including any payment due by reason of the occurrence of a Change of Control Offer;


         (c) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company or any of its Subsidiaries contained in the Notes or this Indenture or any of the Security Documents, and continuance of such default or breach for the period and after the notice, if any, specified below;

         (d) a default which extends beyond any stated period of grace applicable thereto, including any extension thereof, under any mortgage, indenture or instrument under which there is outstanding any Debt of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $5 million if by reason of such default the principal of such Debt and all accrued and unpaid interest thereon have been declared due and payable, or failure to pay such Debt at its stated maturity, provided, however, that a waiver by all of the lenders of such debt of such default shall constitute a waiver hereunder for the same period;

         (e) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Subsidiaries as bankrupt or insolvent, or ordering relief against the Company or any of its Subsidiaries in response to the commencement of an involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any of its Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

         (f) the Company or any of its Subsidiaries shall institute voluntary bankruptcy proceedings, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

         (g) final judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any Subsidiary, which, in the aggregate, equal or exceed $5 million at any one time shall, be entered against the Company or any of its Subsidiaries by a court of competent jurisdiction and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein); or

         (h) except as caused by a release effected pursuant to and in accordance with this Indenture, any of the Security Documents shall for any reason cease to be in full force and effect other than pursuant to the terms thereof (except where no material adverse effect to the Holders would result), or shall cease to give the Trustee, for the ratable benefit of the Holders the Liens, rights, powers and privileges purported to be created thereby including but not limited to, a perfected security interest in, and Lien on, the Collateral in accordance with the terms thereof, except where the failure to have such Liens, rights, powers and privileges shall not have a material adverse effect on the Holders.

         If a Default occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such Default; provided, however, that, except in the case of Default in payment of principal of, premium, if any, or interest on the Notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders.

         A Default under clause (c) above (other than in the case of any Defaults under Sections 4.3, 4.11, 4.13, 4.14, 4.16 or 5.1, which Defaults shall become Events of Default without the notice specified in this paragraph or in
Section 4.7(c) and upon the passage of 10 days) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Notes then outstanding.

         In the case of any Event of Default pursuant to the provisions of this
Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary with the intention of avoiding the period of time the Notes are not optionally redeemable or the payment of the premium which the Company would have to pay if the Company then had elected to redeem the Notes pursuant to Paragraph 5 of the Notes, an equivalent premium (or, in the case of an Event of Default prior to the time optional redemptions are permitted, to the extent permitted by law, a premium equal to the stated interest rate of the Notes multiplied by the quotient of (i) the number of full years left to maturity plus one, divided by (ii) five) shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

         Section 6.2 Acceleration of Maturity Date; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 6.1(e) or Section 6.1(f) relating to the Company or any of its Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Notes, determined as set forth below, including in each case accrued interest thereon, to be due and payable immediately. If an Event of Default specified in
Section 6.1(e) or (f) relating to the Company or any of its Subsidiaries occurs, all principal and accrued interest on the Notes shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.


         At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, any such declaration of acceleration if:


         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (1)  all accrued but unpaid interest on all Notes,

                  (2) the principal of (and premium, if any, applicable to) any Notes which would become due otherwise than by such declaration of acceleration, and accrued but unpaid interest thereon at the rate borne by the Notes,

                  (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and

                  (4) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (b) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.


         Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of (w) 66 2/3% in aggregate principal amount of the Notes, or (x) the affected Holder of each of the outstanding Notes, unless (y) 66 2/3% in aggregate principal amount of the Notes, or (z) all such affected Holders, respectively, agree, in writing, to waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.


         Section 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (a) or clause (b) of Section
6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts within 10 days of such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         The Trustee shall also be authorized to take whatever additional action at law or in equity may appear to be necessary or desirable to collect the monies necessary to pay the principal, premium (if any) and interest on the Notes.

         Section 6.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or other wise to take any and all actions under the TIA, including:

         (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any debtor-in-possession or Custodian or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.5 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         Section 6.6 Priorities. Subject to the provisions of the Intercreditor Agreement, any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

         SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any) and interest respectively; and

         THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

         Section 6.7 Limitation on Suits. No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         Section 6.8 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Note on the Interest Payment Date or Maturity Dates of such payments as expressed in such Note and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

         Section 6.9 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.10 Delay or Omission Not Waiver. No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


         Section 6.11 Control by Holders. The Holder or Holders of a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, however, that:


         (a) such direction shall not be in conflict with any rule of law or with this Indenture,

         (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or that such action may involve the Trustee in personal liability, and

         (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


         Section 6.12 Waiver of Past Default. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of all Holders, prior to the declaration of the maturity of the Notes, waive any past default hereunder and its consequences, except a default:

         (a) in the payment of the principal of, premium, if any, or interest on, any Note as specified in clauses (a) and (b) of Section 6.1,

         (b) which arises because of a violation of the provisions of Section 9.2, or

         (c) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected or 66 2/3% in aggregate principal amount of the Notes at the time outstanding, as the case may be; provided, however, that such a default may be waived by the consent of Holders of each outstanding Note affected or 66 2/3% in aggregate principal amount of the Notes outstanding, as the case may be.


         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         Section 6.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Note on or after the respective Maturity Date expressed in such Note (including, in the case of redemption, on or after the Redemption Date).

         Section 6.14 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

         Section 7.1  Duties of Trustee.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of a Default or an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2 or Section 6.11.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c), (d), and (f) of this Section 7.1.

         (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         (g) The Trustee shall execute and deliver the Intercreditor Agreement and any Subordination Agreements as provided in Section 11.2.

         Section 7.2  Rights of Trustee.  Subject to Section 7.1:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (g) Whenever by the terms of this Indenture, the Trustee shall be required to transmit notices or reports to any or all Holders, the Trustee shall be entitled to rely on the information provided by the Registrar as to the names and addresses of the Holders as being correct. If the Registrar is other than the Trustee, the Trustee shall not be responsible for the accuracy of such information.

         Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for (i) the use or application of any funds received by a Paying Agent other than the Trustee, (ii) any statement in the Notes, other than the Trustee's certificate of authentication, or (iii) the sufficiency of the collateral for the Notes.

         The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder or in any Security Documents, except as specifically set forth herein or therein.

         Section 7.5 Notice of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee pursuant to Section 4.7(c), the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any,) of, or interest on, any Note (including all payments due on any Maturity Date), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

         Section 7.6 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required, mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

         Section 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services (in whatever capacity rendered) in accordance with the Trustee's fee schedule, as may be amended from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to, compensation, disbursements and expenses of the Trustees' agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest as reasonably determined by the Trustee between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal (and premium, if any,) or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or Section 6.1(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.


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
         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII and any rejection or termination of this Indenture under any Bankruptcy Law.

         Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

         (1)  the Trustee fails to comply with Section 7.10;

         (2)  the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

         (4)  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided, however, that all sums owing to the Trustee provided for in
Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in
Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         Section 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

         Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall comply with TIA Section 310(b).


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
         Section 7.11 Preferential Collection of Claims against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         Section 7.12 No Bond. The Trustee shall not be required to give any bond or surety in respect to the execution of its trusts, powers, rights and duties under this Indenture or otherwise in respect of the premises.

         Section 7.13 Condition to Action. Notwithstanding anything elsewhere in this Indenture to the contrary, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Notes or any other action within the purview of this Indenture, any showings, certificates, opinions, or other information, or corporate action or evidence thereof in addition to that by the terms hereof required, as a condition of such action by the Trustee if reasonably deemed desirable by the Trustee for the purpose of establishing the right to the authentication of any Notes or the taking of any other action by the Trustee.

         Section 7.14 Investment. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it at the direction of the Company.


                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.1 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option at any time within the final year of the Stated Maturity of the Notes, elect to have Section 8.2 or, at any time, Section 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

         Section 8.2 Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.4, 2.6, 2.7, 2.10 and 5.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

         Section 8.3 Covenant Defeasance. Upon the Company's exercise under
Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from its obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, and 4.19 and
Article V, and in the Security Documents with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not

"outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(c) (with respect to the covenants referenced in the first sentence of this Section 8.3) through 6.1(h) shall not constitute Events of Default.

         Section 8.4 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the applicable of either Section 8.2 or Section 8.3 to the outstanding Notes:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) U.S. Legal Tender in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, U.S. Legal Tender in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be supplied by the Trustee (or other qualifying trustee) to pay and discharge (i) the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest; provided that the Trustee shall have been irrevocably instructed to apply such Legal Tender and the proceeds of such U.S. Government obligations to said payments with respect to the Notes.

         (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

         (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, in so far as Sections 6.2(e) or 6.2(f) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);


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
         (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantors, or any of their Subsidiaries is a party or by which it or its properties is bound;

         (f) In the case of an election under either Section 8.2 or 8.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent providing for relating to either the Legal Defeasance under Section 8.2 or the Covenant Defeasance under Section 8.3 (as the case may be) have been complied with as contemplated by this Section 8.4.

         Section 8.5 Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in written certification thereto delivered to the Trustee (which may be the opinion delivered upon Section 8.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 8.6 Repayment to Issuers. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment for the principal of premium, if any, or interest on any Notes and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Notes shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days form the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

         Section 8.7 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with
Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or Section 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or
Section 8.3,


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
as the case may be; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the Cash held by the Trustee or Paying Agent.

         Section 8.8 Termination of Obligations Upon Cancellation of the Notes. In addition to the Company's rights under Sections 8.2 and 8.3, the Company and the Guarantors may terminate all of their obligations under this Indenture and this Indenture shall be deemed satisfied and discharged (in each case subject to Section 8.7) when:

                  (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation, and the Company or a Guarantor has paid or caused to be paid all sums payable hereunder by the Company; or

                  (2) (i) all Notes not heretofore delivered to the Trustee for cancellation otherwise have become due and payable or, within 30 days will become due and payable or subject to redemption as set forth under
         Article III and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in the trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not heretofore delivered to the Trustee for cancellation, including all principal, premium, if any, and accrued interest (and liquidated damages, if any), (ii) the Company has paid all sums payable by it under this Indenture, (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at the Maturity Date, and (iv) the Holders of the Notes have a valid perfected, exclusive security interest in such trust.

         In addition, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (who is not in-house counsel to the Company or any of its Subsidiaries), each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or any other instrument to which the Company, any Guarantor or any of their Subsidiaries is a party or by which it or their property is bound.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or a restatement hereof or amendments to or restatements of any one or more of the Security Documents, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture or any one or more of the Security Documents which shall not be inconsistent with the provisions of this Indenture, provided, however,


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
         that such action pursuant to this clause (a) shall not adversely affect the interests of any Holder in any respect;

                  (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                  (c) to provide for additional collateral for the Notes;

                  (d) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Notes in accordance with Article V;

                  (e) to comply with the TIA; or

                  (f) to restate this Indenture or any one or more of the Security Documents so that it reflects this Indenture or such Security Document, as the case may be, as originally executed as amended by all amendments and supplements hereto or thereto through the date of such restatement and contains only the then effective provisions of this Indenture or such Security Document, as the case may be.


         Section 9.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders. Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written act of said Holders (including an electronic mechanism utilized by the Depository Trust Company as a means of receiving consents or tenders of securities) delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture, the Notes or any of the Security Documents or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating, or waiving compliance with, any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture or the Notes, provided, however, that no such amendment, waiver or modification may, without the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time outstanding, (i) amend, waive or modify the provisions (including the definitions of the defined terms used therein) of Sections 4.3, 4.11, 4.13, 4.14 or 4.16, or of Articles XI, XII or XIII, in a manner adverse to the Holders, or (ii) amend or supplement any of the Security Documents in a manner adverse to the Holders. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:


         (a) change the Stated Maturity or the payment date of any installment of principal of, or the payment date of any installment of interest on, any Note;

         (b) reduce the principal amount of any Note or the rate of interest thereon or any premium payable upon the redemption thereof;


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
         (c) make the principal of, or the interest on, any Note payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable) and the Notes as in effect on the date hereof;

         (d) reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

         (e) reduce the rate or extend the time for payment of interest on any Note;

         (f) (i) alter the redemption provisions (including the definitions of the defined terms used therein) of Article III or of Paragraph 5 of the Notes, or (ii) after the date upon which a Change of Control Offer (as defined in Section 13.1(b)) is required to be made, reduce the Change of Control Purchase Price (as defined in Section 13.1(a)) or otherwise alter the terms or provisions of Article XIII; in any case, in a manner adverse to any Holder;

         (g) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Notes (except to increase any required percentage or to provide that certain other provisions hereof cannot be modified or waived without the consent of the Holders of each outstanding Note affected thereby) or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Note;

         (h) make any changes that would subordinate the Notes in right of payment to the payment of any other Debt of the Company or any of its Subsidiaries (except as expressly provided in Section 11.2 or Section 11.5); or

         (i) make any changes in Section 6.4, 6.7 or this third sentence of this
Section 9.2.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

         After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, consideration for such Holder's consent to such amendment, supplement or waiver; provided, that such consideration is offered to all Holders and paid to all Holders who consent; and provided further, that notwithstanding the preceding proviso, the Company shall only be required to offer such consideration for the consent of a Holder if the solicitation of such consent does not require registration under the Exchange Act or any applicable state securities laws.

         Section 9.3 Compliance with TIA. Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         Section 9.4 Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, regardless of whether such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

         Section 9.5 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

         Section 9.6 Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement, restatement or waiver authorized pursuant to this
Article IX, provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement, restatement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee at the expense of the Company shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement, restatement or waiver authorized pursuant to this
Article IX is authorized or permitted by this Indenture.


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                                    ARTICLE X

                             MEETINGS OF NOTEHOLDERS

         Section 10.1 Purposes for Which Meetings May Be Called. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

         (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VI;

         (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

         (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

         (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law, or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

         Section 10.2 Manner of Calling Meetings. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

         Any meeting of Noteholders shall be valid without notice if the Holders of all Notes then out standing are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         Section 10.3 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in the City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in the City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

         Section 10.4 Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Noteholders, a Person shall (a) be a registered Holder of one or more Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         Section 10.5 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting regardless of whether they shall be such Holders at the time of the meeting.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

         At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or
Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

         Section 10.6 Voting at the Meeting and Record to Be Kept. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 10.7 Exercise of Rights of Trustee or Noteholders May Not Be Hindered or Delayed by Call of Meeting. Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.


                                   ARTICLE XI

                                    SECURITY

         Section 11.1 Grant of Security Interest. In order to secure the payment and performance of all obligations of the Company with respect to the Notes including the due and punctual payment of the principal of, interest on and premium, if any, on the Notes when and as the same shall become due and payable, whether on an interest payment date, at a Maturity Date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes, each of the Company and each Guarantor hereby covenants to execute, deliver and file of record for the benefit of the Holders, the Security Documents to which it is a party and this Indenture. The Security Documents shall grant to the Trustee a security interest in the collateral therein described and when filed shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Security Document for a more complete description of the terms and provisions thereof. Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents and the Trustee agrees to all of the terms and provisions of the Security Documents signed by it.


         Section 11.2 Trustee's Execution of Intercreditor Agreement and Subordination Agreements.

         (a) The Trustee, at the Company's expense, will execute, deliver, file and record, all instruments and do all acts and other things as may be reasonably necessary to provide pursuant to the Intercreditor Agreement among other things, that (i) the Security Interests will be junior to the Liens on Shared Collateral securing the Debt and other obligations of the Company under the Post Confirmation Credit Facility, (ii) in the event of any judicial or non-judicial foreclosure (or conveyance in lieu thereof), any cash or other assets paid by reason thereof will be applied, after payment of reasonable costs and expenses relating to obtaining such proceeds, to the payment of the Debt outstanding under the Post Confirmation Credit Facility, and only after the Debt outstanding under the Post Confirmation Credit Facility has been paid in full, to the payment of the Notes, and (iii) determinations regarding the exercise of remedies against the Shared Collateral will be made by the Post Confirmation Credit Facility Agent. The Intercreditor Agreement will provide that nothing contained therein will impair or affect the right of the Holders of the Notes to institute suit for the enforcement of any payment thereon as and when due.


         (b) Upon receipt of a Subordination Request, the Trustee (and any lender, trustee or collateral agent under or with respect to any of the Security Documents), at the Company's expense, will execute and deliver,


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
within five Business Days from the receipt of such Subordination Request, any instruments deemed by the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) to be reasonably necessary or reasonably appropriate to subordinate the Security Interests to any Lien accorded priority over the Security Interests by the Plan or by a Plan Order, but only to the extent, and only with respect to such Collateral as to which, such priority is accorded, if the provisions of this Section 11.2(b) have been complied with. Any such Subordination Request shall request the Trustee (and any such lender, trustee or collateral agent under or with respect to any of the Security Documents) to execute one or more specifically described instruments of subordination (which instruments of subordination accompany such Subordination Request) and shall certify that (i) the Lien to which the Security Interests are to be subordinated is a Lien accorded priority over the Security Interests by the Plan or a Plan Order, and (ii) that the subordination requested effects a subordination of the Security Interests only to the extent, and only with respect to Collateral as to which such subordination is, contemplated by the provision of the Plan or the Plan Order on which the subordination requested is based.

         (c) Upon receipt of a Subordination Request, the Trustee (and any lender, trustee or collateral agent under or with respect to any of the Security Documents), at the Company's expense, will execute and deliver, within five Business Days from the receipt of such Subordination Request, any instruments deemed by the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) to be reasonably necessary or reasonably appropriate to subordinate the Security Interests to Permitted Liens securing any First Lien Debt, if the provisions of this Section 11.2(c) have been complied with. Any such Subordination Request shall request the Trustee (and any such lender, trustee or collateral agent under or with respect to any of the Security Documents) to execute one or more specifically described instruments of subordination (which instruments of subordination accompany such Subordination Request) and shall certify (1) that no Event of Default has occurred and is continuing, and (2) that one of the conditions set forth below in clause (i) or clause (ii) of this Section 11.2(b) has been, or simultaneously with or immediately following the subordination will be, fulfilled:

                  (i) the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) represents in the Subordination Request that the Lien to which the Security Interests are to be subordinated is a Permitted Lien securing only a Debt or other obligation that constitutes First Lien Debt; or


                  (ii) Holders of not less than 66 2/3% of principal amount of the then outstanding Notes have consented in writing to the subordination of the Security Interests to such Lien.


         (d) The Trustee, at the Company's expense, will cooperate reasonably with the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) in doing all such acts and things required by the preceding provisions of this Section 11.2.

         (e) The subordination of the Security Interests pursuant to or in accordance with the provisions of the Intercreditor Agreement or of Section 11.2(b) or Section 11.2(c) shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         Section 11.3  Recording; Opinions of Counsel.

         (a) The Company has executed, delivered, filed and recorded and shall execute, deliver, file and record, all instruments and documents, and has done and shall do all such acts and other things, at the expense of the Company, as are reasonably necessary to subject the Collateral to the Security Interests. As soon as practicable, the Company shall execute, deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the Security Interests.

         (b) The Company shall cause TIA Section 314(b), relating to Opinions of Counsel regarding the Lien of the Security Documents, and TIA Section 314(d), relating to (x) the release of Collateral from the Lien of the Security Documents and (y) Officers' Certificates or other documents regarding fair value of the Collateral, to be complied with to the extent applicable. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company or any other obligor upon the Notes, as applicable, to the extent permitted by TIA Section 314(d).

         (c) The Company shall furnish to the Trustee, within 30 days after the end of the Company's first fiscal year after the date hereof, within 30 days after the end of each fiscal year thereafter, and at least 30 days prior to the expiration of any financing statements filed in connection with the Security Interests, an Officers' Certificate, dated as of such date, (i) stating that either (A) all action has been taken with respect to the recording, registering, filing, rerecording and refiling of this Indenture, all supplemental indentures, the Security Documents, financing statements, continuation statements and all other instruments of further assurance as are necessary and desirable fully to maintain, protect and preserve the Security Interests and the rights of the Holders and the Trustee hereunder and under the Security Documents and reciting the details of such action or referring to prior Officers' Certificates in which such details are given, or (B) no such action is necessary to maintain, preserve and protect the Security Interests and the rights of the Holders and the Trustee hereunder and under the Security Documents during such period, (ii) stating either (A) that, with respect to the trademarks and service marks, all filings with the United States Patent and Trademark Office, any state office or other appropriate governmental body necessary to maintain, protect and preserve the Security Interests in the trademarks and service marks have been made, or (B) that no such action is necessary, and (iii) stating what, if any, action of the forgoing character is necessary during the fiscal year so as to maintain, protect and preserve the rights of the Holders and the Trustee hereunder and under the Security Documents.

         Section 11.4 Disposition of Certain Collateral Without Requesting Release.

         (a) Notwithstanding the provisions of Sections 11.5, 11.6 and 11.12, the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) may, without requesting or receiving the consent of the Trustee (and any lender, trustee or collateral agent under any of the Security Documents), (i) make cash payments (including repayments of Debt permitted to be incurred hereby) that are not otherwise prohibited by this Indenture, and (ii) dispose of Collateral, free from the Security Interests, pursuant to Sections 4.14(f)(ii), 4.14(f)(iv) or 4.14(f)(vi).

         (b) Notwithstanding the provisions of subsection (a) above: (x) the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) shall not dispose of or transfer (by lease, assignment, sale or otherwise) Collateral in a transaction or series of transactions described in Section 4.14(f)(iv) pursuant to the provisions of Section 11.4(a), having, in the good faith judgment of the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) and, if


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
required by the TIA, an Appraiser, a fair value of 5% or more of the aggregate fair value of all Collateral then existing in any transaction or any series of related transactions without complying with Section 11.5, and (y) the right of the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) to rely upon the provisions of Sections 11.4(a) with respect to transactions described in Section 4.14(f)(iv) from the date of this Indenture to December 31, 2000, and for each twelve- month period thereafter beginning on January 1 (a "Twelve-Month Period") shall be conditioned upon the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) delivering to the Trustee, on or before January 30, 2001, and thereafter within 30 days following the end of such Twelve-Month Period, an Officers' Certificate to the effect that the proceeds of all of such dispositions which involve Collateral during such Twelve-Month Period (other than those such dispositions wherein the Company (or with respect to the Security Documents, the grantor of the Security Interests thereunder) has complied with Section 11.5) were used by the Company (or with respect to the Security Documents, the grantor of the Security Interest thereunder) in connection with their businesses and in accordance with the terms of Section
4.14 herein.

         (c) Any disposition of Collateral made in compliance with the provisions of this Section 11.4 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         Section 11.5  Requesting Release of Collateral.

         (a) Upon receipt of a Release Request, the Trustee shall execute and deliver, within five Business Days from the receipt of such Release Request, any instruments deemed by the Company (or with respect to the Security Documents, the grantor of the Security Interests thereunder) to be reasonably necessary or reasonably appropriate to release all or a part of the Collateral from the Security Interests, if the provisions of this Section 11.5 have been complied with. Any such Release Request shall request the Trustee to execute one or more specifically described release instruments (which release instruments shall accompany such Release Request) and shall certify (i) that no Event of Default has occurred and is continuing (or with respect to a Release Request relating to any of the Security Documents, that no event of default has occurred and is continuing under the applicable Security Document) and (ii) that one of the conditions of this Section 11.5(a) set forth below (specifying such condition) has been fulfilled, and if such specified condition is described in clause (i) below, that the conditions of Section 11.4, if applicable, have been, or simultaneously with or immediately following the release will be, fulfilled:

                  (i) the Collateral will be disposed of in compliance with
         Section 11.4;

                  (ii) the Collateral to be released will be used within five business days either to make redemptions or purchases of Notes which will be delivered to the Trustee for cancellation;

                  (iii) the Collateral is to be released in connection with an Asset Sale made in compliance with Section 4.14;

                  (iv) all of the conditions precedent to the termination of the Security Document under which the Lien in the Collateral to be released was created, or to the release of such Collateral from the Lien created by such Security Document, as set forth in such Security Document, have been satisfied;

                  (v) Holders of not less than 66 2/3% in principal amount of the then outstanding Notes have consented in writing to such release of Collateral from the Security Interests;


                  (vi) the Collateral to be released secures debt or other obligations that constitute First Lien Debt and the Company (or with respect to releases under the Security Documents, the grantor of the Security Interest thereunder) has satisfied all the requirements for obtaining subordination of the Security Interests therein pursuant to
         Section 11.2(b) and such Collateral is (or will be, upon obtaining such release) encumbered by a Lien permitted pursuant to the terms of clauses (j), (l), or (o) of the definition of Permitted Liens; or

                  (vii) the release of the Collateral to be released is required pursuant to, or is required in order to effect compliance with, the Plan or a Plan Order.

         (b) As a condition to any release of Collateral under this Section 11.5, the Company shall deliver to the Trustee any certificate or opinion required by TIA Section 314(d), as to the fair value of any Collateral to be released, or by TIA Section 314(c), as to the fulfillment of any condition precedent to such release, dated as of a date not more than 60 days prior to the date of such release. Such certificate or opinion shall state that the proposed release of Collateral will not impair the Security Interests in contravention of the provisions of this Indenture. The Person delivering such certificate or opinion must be independent with respect to the Company if required by TIA
Section 314(d).

         (c) At the request of the Company (or with respect to releases under the Security Documents, the grantor of the Security Interest thereunder), the Trustee shall, in lieu of releasing any Collateral pursuant to this Section 11.5, execute and deliver a Subordination Agreement with respect to such Collateral.

         (d) Any release or subordination of Collateral made in compliance with the provisions of this Section 11.5 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         Section 11.6 Release Upon Defeasance or Satisfaction and Discharge of this Indenture.

         (a) In the event that the Company delivers an Officers' Certificate certifying that all of the provisions of either Section 8.2, Section 8.3 or
Section 8.8 have been satisfied, the Trustee shall disclaim and give up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents (subject to Section 8.7).

         (b) Any release of Collateral made in compliance with the provisions of this Section 11.6 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         Section 11.7 Reliance on Opinion of Counsel. The Trustee shall, before taking any action under this Article XI, be entitled to receive an Opinion of Counsel at the expense of the Company, stating the legal effect of such action, and that such action will not be in contravention of the provisions hereof, and such opinion shall be full protection to the Trustee for any action taken or omitted to be taken in reliance thereon; provided, however, that the Trustee's action under this Article XI shall at all times be and remain subject to its duties and protections under Article VII.

         Section 11.8 Purchaser May Rely. A purchaser in good faith of the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Trustee as provided in this Article XI
(i) shall not be obligated to ascertain the validity of the transfer, grant or release, and may rely on the authority of the Trustee to execute the document evidencing such transfer, grant or release, (ii) shall not be obligated to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, and (iii) shall not be obligated to determine whether the application of the purchase price therefor complies with the terms hereof.

         Section 11.9 Payment of Expenses. Without limiting Section 7.7, on demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article XI. In the event that the Company (or with respect to any Security Documents, the grantor of the Security Interest thereunder) makes a Release Request more often than once a month, the Trustee and the Company shall negotiate an additional reasonable fee for each such request. All such sums referred to in this Section
11.9 shall be a Lien upon the Collateral and shall be secured thereby.

         Section 11.10 Trustee's Duties. The powers and duties conferred upon the Trustee by this Article XI are solely to protect the Security Interests and shall not impose any duty upon the Trustee to exercise any such powers except as expressly provided in this Indenture. The Trustee shall be under no duty to the Company (or with respect to any Security Documents, the grantor of the Security Interest thereunder) whatsoever to make or give any presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company (or with respect to any Security Documents, the grantor of the Security Interest thereunder) for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company (or with respect to any Security Documents, the grantor of the Security Interest thereunder) to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company (or with respect to any Security Documents, the grantor of the Security Interest thereunder) to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Security Interests in, or the Trustee's rights in or to, any of the Collateral.

         Section 11.11 Authorization of Actions to be Taken by the Trustee Under the Security Documents. The Trustee may, in its sole discretion and without the consent of the Holders, but subject to Article VII and the terms of the Intercreditor Agreement, take all actions it deems necessary or appropriate in order to enforce or effect the Security Documents. Such actions shall include, but not be limited to, enforcing or effecting any term or provision of the Security Documents or advising, instructing or otherwise directing the collateral agent or other appropriate Person under any Intercreditor Agreement with respect to the enforcement of any right or remedy with respect to Collateral and/or any term or provision of the Security Documents. Subject to the provisions of the Security Documents (and the Intercreditor Agreement), the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders or of the

Trustee). In addition, the Trustee may act upon any Subordination Request or Release Request by the Company (or with respect to any Security Documents, the grantor of the Security Interest thereunder) on behalf of the Company.


                                   ARTICLE XII

                                    GUARANTEE

         Section 12.1  Guarantee.


         (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Subsidiary of the Company joining in the execution of this Indenture and the Notes for the purpose of evidencing its Guarantee and its agreement to be bound by the terms of this Indenture, and each Subsidiary of the Company that becomes a Guarantor in accordance with Section 4.16 and/or that executes a supplemental indenture in which such Subsidiary agrees to become and be a Guarantor and to be bound by the terms of this Indenture, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (i) the principal of and interest (and premium, if any) on the Notes will be paid in full when due, whether at the maturity or interest payment date, on any Change of Control Payment Date, by acceleration, call for redemption, purchase or otherwise, and interest on the overdue principal and interest, if any, of the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or per formed in accordance with the terms of the extension or renewal, whether at maturity, on any Change of Control Payment Date, by acceleration, call for redemption, purchase or otherwise (such guarantees being the "Guarantee"). The Guarantee is a guarantee of payment and not of collection.


         Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same whether or not the failure to so pay is or becomes an Event of Default.

         (b) Each Guarantor agrees that (i) its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon (or failures to obtain or realize upon) collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor, and (ii) this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or to any Custodian, trustee, or similar official acting in relation to either the Company or any Guarantor, any amount paid by either the Company or any of the Guarantors to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until all of such obligations are paid in full.

         (d) Each of the Guarantors agrees that (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of any of the obligations guaranteed by the Guarantee, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (regardless of whether due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of the Guarantee.


         Section 12.2 Execution and Delivery to Evidence and Confirm Guarantee. To evidence and confirm the Guarantee and its obligations thereunder as set forth in Section 12.1, each of the Guarantors agrees that this Indenture (or a supplement hereto) shall be executed on behalf of such Guarantor by two Officers or an Officer and an Assistant Secretary of such Guarantor.

         Each of the Guarantors agrees that the Guarantee and its obligations thereunder as set forth in Section 12.1 shall remain in full force and effect and apply to all the Notes.


         If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

         Section 12.3 Limitation of Guarantor's Liability. Each Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 12.4, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 12.3 is for the benefit of the creditors of each Guarantor. The provisions of this Section 12.3 shall survive until the Notes have been fully paid or deemed to have been fully paid within the meaning of this Indenture.

         Section 12.4 Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, interse, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that

Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee.

         Section 12.5  Rights Under the Guarantee.

         (a) No payment by any Guarantor pursuant to the provisions hereof to the Trustee shall entitle such Guarantor to any payment out of any Collateral held by the Trustee under this Indenture or any Security Documents.

         (b) Each of the Guarantors waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on this Guarantee.

         (c) Notwithstanding any payment or payments made by the Guarantors by reason of the Guarantee, the Guarantors shall not be subrogated to any rights of the Trustee or any Holder of the Notes against the Company until all the Notes shall have been fully paid or deemed to have been fully paid within the meaning of this Indenture. Any payment made by the Guarantors by reason of this Guarantee shall be in all respects subordinated to the full and complete payment or discharge under this Indenture of all obligations guaranteed hereby, and no payment by the Guarantors by reason of this Guarantee shall give rise to any claim of the Guarantors against the Trustee or any Holder. Unless and until the Notes shall have been fully paid or deemed to have been fully paid within the meaning of this Indenture, neither the Guarantors nor any of them will assign or otherwise transfer any such claim against the Company to any other Person.

         (d) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantor of its obligation hereunder) which the Guarantor may have or assert against the Trustee or any Holder of any Notes shall be available hereunder to the Guarantor against the Trustee.

         (e) The Guarantor agrees to pay all costs, expense and fees, including all reasonable attorneys' fees, which may be incurred by the Trustee in enforcing or attempting to enforce the Guarantee or protecting the rights of the Trustee or the Holders of Notes, if any, in accordance with this Indenture.

         Section 12.6 Severability. In case any provision of the Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


         Section 12.7  Release of Galveston Bay Pipeline.

         (a) Notwithstanding anything to the contrary contained in Section 4.16, upon receipt of a written request of the Company in the form of an Officer's Certificate, the Trustee shall execute and deliver, within five Business Days from the receipt of such written request, any instruments deemed by the Company to be reasonably necessary or reasonably appropriate to release Galveston Bay Pipeline from the Guarantee, if the provisions of this Section 12.7 have been complied with. Any such written request shall request the Trustee to execute one or more specifically described release instruments (which release instruments shall accompany such written request) and shall certify (i) that no Event of Default has occurred and is continuing, and either

(ii) that Galveston Bay Pipeline is to be released from the Guarantee in connection with a GB Facility Financing made in compliance with Section 4.11 or
(iii) that Galveston Bay Pipeline is to be released from the Guarantee in connection with a sale or transfer of the type contemplated in the last sentence of Section 4.16 made in compliance with this Indenture.

         (b) As a condition to a release of Galveston Bay Pipeline under this
Section 12.7, the Company shall deliver to the Trustee any certificate or opinion required by TIA Section 314(c) as to the fulfillment of any condition precedent to such release, dated as of a date not more than 60 days prior to the date of such release. Such certificate or opinion shall state that the proposed release of Galveston Bay Pipeline will not impair the Security Interests in contravention of the provisions of this Indenture.

         (c) The release of Galveston Bay Pipeline from the Guarantee made in compliance with the provisions of this Section 11.5 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         Section 12.8  Release of Galveston Bay Processing.

         (a) Notwithstanding anything to the contrary contained in Section 4.16, upon receipt of a written request of the Company in the form of an Officer's Certificate, the Trustee shall execute and deliver, within five Business Days from the receipt of such written request, any instruments deemed by the Company to be reasonably necessary or reasonably appropriate to release Galveston Bay Processing from the Guarantee, if the provisions of this Section 12.8 have been complied with. Any such written request shall request the Trustee to execute one or more specifically described release instruments (which release instruments shall accompany such written request) and shall certify (i) that no Event of Default has occurred and is continuing, and either (ii) that Galveston Bay Processing is to be released from the Guarantee in connection with a GB Facility Financing made in compliance with Section 4.11 or (iii) that Galveston Bay Processing is to be released from the Guarantee in connection with a sale or transfer of the type contemplated in the last sentence of Section 4.16 made in compliance with this Indenture.

         (b) As a condition to a release of Galveston Bay Processing under this
Section 12.8, the Company shall deliver to the Trustee any certificate or opinion required by TIA Section 314(c) as to the fulfillment of any condition precedent to such release, dated as of a date not more than 60 days prior to the date of such release. Such certificate or opinion shall state that the proposed release of Galveston Bay Processing will not impair the Security Interests in contravention of the provisions of this Indenture.

         (c) The release of Galveston Bay Processing from the Guarantee made in compliance with the provisions of this Section 11.5 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

         Section 12.9 Release pursuant to Section 4.16.

         (a) Upon receipt of a written request of the Company in the form of an Officer's Certificate, the Trustee shall execute and deliver, within five Business Days from the receipt of such written request, any instruments deemed by the Company to be reasonably necessary or reasonably appropriate to release the appropriate Subsidiary from the Guarantee, if the provisions of this Section
12.8 have been complied with. Any such written request shall request the Trustee to execute one or more specifically described release instruments (which release instruments shall accompany such written request) and shall certify (i) that no Event of Default has occurred and is continuing, and either (ii) that such Subsidiary is to be released from the Guarantee for the reason provided in the next to last sentence of Section 4.16 or (iii) that such Subsidiary is to be released from the Guarantee for the reason provided in the last sentence of Section 4.16.

         (b) As a condition to a release of Galveston Bay Processing under this
Section 12.8, the Company shall deliver to the Trustee any certificate or opinion required by TIA Section 314(c) as to the fulfillment of any condition precedent to such release, dated as of a date not more than 60 days prior to the date of such release. Such certificate or opinion shall state that the proposed release of Galveston Bay Processing will not impair the Security Interests in contravention of the provisions of this Indenture.

         (c) The release of Galveston Bay Processing from the Guarantee made in compliance with the provisions of this Section 11.5 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.



                                  ARTICLE XIII

                           RIGHT TO REQUIRE REPURCHASE

         Section 13.1 Repurchase of Notes at Option of the Holder Upon Change of Control.

         (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, upon the terms and conditions of this
Article XIII, to require the Company to repurchase all or any part of such Holder's Notes (provided, however, that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on a date that is no later than 60 Business Days after the occurrence of a Change of Control (the date on which the repurchase is effected being referred to herein as the "Change of Control Payment Date"), at a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, on and including the Change of Control Payment Date.

         (b) Within 20 Business Days after the Company knows, or reasonably should know, of the occurrence of a Change of Control, the Company shall make an irrevocable unconditional offer (a "Change of Control Offer") to the Holders to purchase for U.S. Legal Tender all of the Notes pursuant to the offer described in clause (c) of this Section 13.1 at the Change of Control Purchase Price. Within five Business Days after each date upon which the Company knows, or reasonably should know, of the occurrence of a Change of Control requiring the Company to make a Change of Control Offer pursuant to this Section 13.1, the Company shall so notify the Trustee.

         (c) Notice of a Change of Control Offer shall be sent, at least 20 Business Days prior to the Final Change of Control Put Date (as defined below), by first class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all instructions and materials required by applicable law and shall contain or make available to Holders other information material to such Holders' decision to tender Notes pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Offer, shall state:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

                  (3) that the Change of Control Offer is being made pursuant to such notice and this Section 13.1 and that all Notes, or portions thereof, tendered will be accepted for payment;

                  (4) the Change of Control Purchase Price, the Change of Control Payment Date and the Final Change of Control Put Date (as defined below);

                  (5) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, if interest is then accruing;

                  (6) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent in accordance with the provisions of
         Section 11(d), or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (7) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date (the "Final Change of Control Put Date");

                  (8) that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the close of business on the Final Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature that such Holder is withdrawing his election to have such principal amount of Notes purchased;

                  (9) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

                  (10) a brief description of the events resulting in such Change of Control.

         (d) On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of business on the Final Change of Control Put Date, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest) of all Notes so tendered, and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an

Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price (including accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company or the Paying Agent to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, rules and regulations, including, if and to the extent applicable, with the requirements of Section 14(a) of the Exchange Act and any other securities laws or regulations applicable in connection with the repurchase of Securities pursuant to this
Section 11.1, and, if such laws, rules or regulations require or prohibit any action inconsistent with the foregoing, compliance by the Company with such laws, rules and regulations will not constitute a breach of the Company's obligations with respect to the foregoing.


                                   ARTICLE XIV

                                  MISCELLANEOUS

         Section 14.1 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

         Section 14.2 Notices. Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:

         TransTexas Gas Corporation
         1300 North Sam Houston Parkway East, Suite 310
         Houston, Texas  77032
         Attention:  Edwin B. Donahue

         if to the Trustee:

         Firstar Bank, N.A.
         Corporate Trust Department
         101 East Fifth Street, 12th Floor
         St. Paul, Minnesota  55101-1860
         Attention:  Frank Leslie


         The Company or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, regardless of whether the addressee receives it.

         Section 14.3 Communications by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

         Section 14.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 14.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to regardless of whether such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         Section 14.6 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         Section 14.7 Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 14.8 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. INSOFAR AS THIS INDENTURE RELATES TO THE SECURITY DOCUMENTS OR THE CREATION, PERFECTION OR FORECLOSURE OF LIENS AND THE ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL UNDER THE SECURITY DOCUMENTS, IT SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION SPECIFIED IN SUCH DOCUMENTS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         Section 14.9 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 14.10 No Recourse against Others. A director, officer, employee, stockholder or incorporator, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligations of the Company or such Subsidiary under the Notes, the Guarantee, or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         Section 14.11 Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 14.12 Duplicate Originals. All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         Section 14.13 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 14.14 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY;
                 SIGNATURES APPEAR ON THE NEXT-FOLLOWING PAGES]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                         TRANSTEXAS GAS CORPORATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Attest:
       ---------------------------------




                                                     SIGNATURE PAGE TO INDENTURE

                                            GALVESTON BAY PROCESSING CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Attest:
       ---------------------------------







                                                     SIGNATURE PAGE TO INDENTURE

                                            GALVESTON BAY PIPELINE COMPANY


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Attest:
       ----------------------------------





                                                     SIGNATURE PAGE TO INDENTURE

                                            FIRSTAR BANK, N.A.,
                                                as Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:






                                                     SIGNATURE PAGE TO INDENTURE

                                                                       EXHIBIT A



                          (FACE OF SENIOR SECURED NOTE)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1





-----------------
1 This paragraph should be included only if the Note is issued in global form.

                          [FORM OF SENIOR SECURED NOTE]

                           TRANSTEXAS GAS CORPORATION

                        15% SENIOR SECURED NOTE DUE 2005



No. [_____________]                                    $[______________________]

                                                              CUSIP [893895 AF9]


         TransTexas Gas Corporation, a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of
________________ Dollars, on March 15, 2005.

         Interest Payment Dates: March 15 and September 15, commencing September 15, 2000.

         Record Dates:  March 1 and September 1.


                  Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                             Dated:

                                             TRANSTEXAS GAS CORPORATION

                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:


Trustee's Certificate of Authentication:

This is one of the Notes referred to in
the within-mentioned Indenture:

Firstar Bank, N.A., as Trustee

By:
   --------------------------------
    Authorized Signature

                                 (BACK OF NOTE)

                           TRANSTEXAS GAS CORPORATION

                        15% Senior Secured Note due 2005


1.        Interest.


          TransTexas Gas Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate of 15% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 17% per annum compounded semi-annually.

          The Company will pay interest semi-annually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 2000. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.        Method of Payment.

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company shall deliver any such interest payment to the Paying Agent who shall remit such payment to a Holder at the Holder's registered address.

3.        Paying Agent and Registrar.

          Initially, Firstar Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or an Affiliate of it may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.        Indenture.

          The Company issued the Notes under an Indenture, dated as of March 15, 2000 (the "Indenture"), among the Company, as Issuer, Galveston Bay Pipeline Company and Galveston Bay Processing Corporation, as Guarantors, and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are senior secured obligations of the Company limited in aggregate principal amount to $200,000,000.

5.        Optional Redemption.

          The Notes may be redeemed in whole or from time to time in part at any time, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest to the Redemption Date.



          If redeemed during
          the 12-month period
          beginning March 15:                                               Redemption Price
          -------------------                                               ----------------
          2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           115%
          2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           112%
          2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           109%
          2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           106%
          2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           103%

          Any such redemption will comply with Article III of the Indenture.

6.        Notice of Redemption.

          Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

7.        Denominations; Transfer; Exchange.

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000, provided, however, that, as provided in the Indenture, the Company may issue Notes from time to time in denominations other than $1,000 or an integral multiple thereof, and the Trustee is expressly authorized pursuant to the Indenture to authenticate any such Notes so issued by the Company. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.        Persons Deemed Owners.

          The registered Holder of a Note may be treated as the owner of it for all purposes.

9.        Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. Thereafter, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.       Discharge Prior to Redemption or Maturity.

          If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Notes).


11.       Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then out standing, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency (provided, however, that such amendment or supplement does not adversely affect the rights of any Holder of a Note).


12.       Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, Incur additional Debt or issue Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, sell assets, change the nature of its business, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must deliver a quarterly report to the Trustee on compliance with such limitations.

13.       Change of Control.

          In the event there shall occur any Change of Control, each Holder of Notes shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Payment Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Notes at a Change of Control Purchase Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, on and including the Change of Control Payment Date.

14.       Successors.

          When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.


15.       Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate combined principal amount of the Notes and the Company's Senior Secured Discount Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest, including a Default at any Maturity Date), if it determines that withholding notice is in their interest.

16.       No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any of its Subsidiaries or any successor corporation shall have any liability for any obligation of the Company or such Subsidiary under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.       Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.       Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

19.       CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

20.       Guarantee.

          As and to the extent provided in Article XII of the Indenture, and subject to the provisions of the Indenture relative the release thereof, payment of the Notes is guaranteed by certain Subsidiaries of the Company.

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                                 Signature
     --------------------                      ---------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)


Signature Guarantee*



--------------------

* NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:


          (1)  The Securities Transfer Agents Medallion Program (STAMP);
          (2)  The New York Stock Exchange Medallion Signature Program (MSP);
          (3)  The Stock Exchange Medallion Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE



         [ ] CHECK HERE, if you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 4.14 or
                  Section 13.1 of the Indenture.



         [ ] CHECK HERE, if the principal amount of this Note exceeds $1,000 and you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section
                  13.1 of the Indenture, and state the principal amount (in an integral multiple of $1,000) of this Note that you want to be purchased:

                            $
                             -----------------------



Date:                                 Signature
     --------------------                      ---------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)


Your Social Security or Tax Identification Number:
                                                  ----------------

Signature Guarantee:*



---------------------

* NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:


          (1)  The Securities Transfer Agents Medallion Program (STAMP);
          (2)  The New York Stock Exchange Medallion Signature Program (MSP);
          (3)  The Stock Exchange Medallion Program (SEMP).

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(2)


     The following exchanges of a part of this Global Note for Definitive Notes have been made:


                     Amount of decrease    Amount of increase     Principal Amount          Signature of
                     in Principal Amount   in Principal Amount    of this Global Note       authorized signatory
Date of Exchange     of this Global Note   of this Global Note    decrease (or increase)    of Trustee
---------------------------------------------------------------------------------------------------------------






--------

(2)  This Schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B


                        (FORM OF INTERCREDITOR AGREEMENT)

                             INTERCREDITOR AGREEMENT

         Agreement dated March __, 2000 by and among GMAC COMMERCIAL CREDIT LLC ("Lender"), GMAC COMMERCIAL CREDIT LLC, as agent for itself and the lenders under the Security Agreement (as hereafter defined) (in such capacity, "Agent") and FIRSTAR BANK, N.A. ("Trustee").

                                   BACKGROUND

         As an inducement for Lender and the Agent and lenders under the Oil & Gas Agreement (as defined below) to provide a secured credit facilities in favor of TransTexas Gas Corporation ("Company"), Trustee has agreed to enter into this Intercreditor Agreement to provide for subordination of its "Liens" in the assets of Company to the "Liens" in such assets granted to Lender and to Agent. In addition, Agent has agreed to enter into this Intercreditor Agreement to provide for subordination of its "Liens" in certain assets of Company to the "Liens" in such assets granted to Lender.

                                   AGREEMENTS

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  1.1 General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Agent Priority Collateral" shall mean all Collateral, other than the Lender Priority Collateral for so long as the Lender Agreements remain in effect for the benefit of Lender and, thereafter, shall mean all Collateral.

                  "Agreements" shall mean, collectively, the Lender Agreements, the Oil and Gas Facility Agreements and the Trustee Agreements.

                  "Collateral" shall mean all of the property and interests in property, tangible or intangible, real or personal, now owned or hereafter acquired by the Company, in or upon which Agent at any time has a Lien, and including, without limitation, all proceeds and products of such property and interests in property.

                  "Company" shall mean TransTexas Gas Corporation, a Delaware corporation, and its successors and assigns.

                  "Creditors" shall mean, collectively, Lender, Agent, the lenders under the Oil and Gas Agreement and Trustee and their respective successors and assigns.

                  "Indenture" shall mean the Indenture dated as of March, 2000 by Borrower, as Issuer, and Firstar Bank, N.A., as Trustee, pursuant to which the Indenture Notes were issued, as the same may be amended, supplemented or modified from time to time.

                  "Indenture Notes" shall mean the $200,000,000 of Senior Secured Notes due 2005 issued pursuant to the Indenture.

                  "Lender" shall mean GMAC Commercial Credit LLC and its successors and assigns.

                  "Lender Agreements" shall mean the Loan Agreement and the Ancillary Agreements (as that term is defined in the Loan Agreement).

                  "Lender Priority Collateral" shall mean the Collateral described on Schedule 1.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

                  "Loan Agreement" shall mean the Third Amended and Restated Accounts Receivable Management and Security Agreement dated March __, 2000 between Lender and the Company as the same may be amended, supplemented, modified or restated from time to time.

                  "Notes" shall have the meaning set forth in the Oil and Gas Agreement.

                  "Obligations" shall have the meaning set forth in the Loan Agreement.

                  "Oil and Gas Agreement" shall mean the Oil and Gas Revolving Credit and Term Loan Agreement dated March __, 2000 by and among Agent, the financial institutions which are or become parties thereto, and Company as the same may be amended, supplemented, modified or restated from time to time.

                  "Oil and Gas Facility Agreements" shall mean the Oil and Gas Agreement, the Notes, the Security Agreement and the Ancillary Documents (as that term is defined in the Oil and Gas Agreement).

                  "Person" shall mean an individual, a partnership, a limited liability company, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, or other entity or a government or any agency, instrumentality or political subdivision thereof.

                  "Security Agreement" shall mean the Security and Pledge Agreement dated March __, 2000 between Agent and Company as the same may be amended, supplemented, modified or restated from time to time.

                  "Secured Lender Remedies" means any action which results in the sale, foreclosure, realization upon, or a liquidation of any of the Collateral, including without limitation, the exercise of any remedies or rights of a "Secured Party" under Article 9 of the Uniform Commercial Code, such as, without limitation, the notification of account debtors.

                  "Trustee" shall mean Firstar Bank, N.A., and its successors and assigns.

                  "Trustee Agreements" shall mean, collectively, the Indenture, the Indenture Notes and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Company or any other person to, with or in favor of the Trustee in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  1.2 Other Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Oil and Gas Agreement.

                  1.3 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

         2.       Intercreditor Provisions

                  2.1 Acknowledgment of Lien. Each Creditor hereby agrees and acknowledges that the other Creditors have been granted a Lien upon the Collateral; provided, that, Lender has only been granted a Lien upon the Lender Priority Collateral.

                  2.2 Priority. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, (i) the Liens of Lender upon the Lender Priority Collateral have and shall have priority over the Liens upon the Lender Priority Collateral of Agent and of Trustee and such Liens of Agent and of Trustee are and shall be, in all respects, subject and subordinate to the Liens of Lender therein to the full extent of the Obligations outstanding from time to time under the Lender Agreements, and (ii) the Liens upon the Agent Priority Collateral have and shall have priority over the Liens upon the Agent Priority Collateral of Trustee and such liens of Trustee are and shall be, in all respects, subject and subordinated to the Liens of Agent therein to the full extent of the obligations outstanding from time to time under the Oil and Gas Facility Agreements.

                  2.3 No Alteration of Priority. The Lien priorities provided in
Section 2.2 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Obligations, the indebtedness payable under the Oil and Gas Facility Agreements or the indebtedness payable under the Trustee Agreements, nor by any action or inaction which any Creditor may take or fail to take in respect of the Collateral.

                  2.4 Perfection. (a) Each Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Creditors and shall not impose on Lender (with respect to the Lender Priority Collateral) or Agent (with respect to the Agent Priority Collateral) any obligation in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other Person.

                  (b) Agent and Trustee agree that they will not contest the validity, perfection, priority or enforceability of the Liens of Lender upon the Lender Priority Collateral and that as between Lender on the one hand, and Agent and Trustee on the other hand, the terms of this Agreement shall govern even if part or all of the Obligations or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise; provided, however, that the terms, provisions and restrictions of this Agreement in favor of Lender shall be void and of no further force and effect upon the indefeasible payment and satisfaction in full of the Obligations and the irrevocable termination of the Loan Agreement.

                  (c) Trustee agrees that it will not contest the validity, perfection, priority or enforceability of the Liens of Agent upon the Collateral and that as between Agent and Trustee, the terms of this Agreement shall govern even if part or all of the obligations outstanding from time to time under the Oil and Gas Facility Agreements or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise; provided, however, that the terms, provisions and restrictions of this Agreement in favor of Agent shall be void and of no further force and effect upon the indefeasible payment and satisfaction in full of the obligations under the Oil and Gas Facility Agreements and the irrevocable termination of the Oil and Gas Agreement.

                  (d) Agent shall hold any Pledged Securities (as that term is defined in the Security Agreement) of which it has possession for both its benefit and the benefit of the lenders under the Oil and Gas Agreement and as bailee for the benefit of Trustee. In the event the indebtedness under the Oil and Gas Facility Agreements is repaid in full (other than pursuant to a refinance) and the Oil and Gas Agreement is irrevocably terminated. Agent shall deliver any Pledged Securities of which it has possession in accordance with the written instructions of, and at the expense of, the Trustee, or as otherwise may be required by law.

                  2.5 Management of Collateral. (a) Lender shall have the exclusive right to manage, perform and enforce the terms of the Lender Agreements with respect to the Lender Priority Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of such Lender Priority Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral. In connection therewith, Agent and Trustee each waives any and all rights to affect the method or challenge the appropriateness of any action by Lender.

                  (b) Agent shall have the exclusive right to manage, perform and enforce the terms of the Oil and Gas Facility Agreements with respect to the Agent Priority Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgement including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of such Agent Priority collateral and to hold, prepare for sale, process, sell, lease, dispose of or liquidate such Collateral. In connection therewith, Trustee waives any and all rights to effect the method or challenge the appropriateness of any action by Agent.

                  2.6 Sale of Collateral. (a) Notwithstanding anything to the contrary contained in any of the Agreements, only Lender shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Lender Priority Collateral. Agent and Trustee will, immediately upon the request of Lender, release or otherwise terminate their respective Liens upon the Collateral, to the extent such Lender Priority Collateral is sold or otherwise disposed of either by Lender or the Company with the consent of Lender, and Agent and Trustee will immediately deliver such release documents as Lender may require in connection therewith.

                  (b) Notwithstanding anything to the contrary contained in any of the Agreements, only Agent shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Agent Priority Collateral. Trustee will, immediately upon the request of Agent, release or otherwise terminate its Liens upon the Agent Priority Collateral, to the extent such Agent Priority Collateral is sold or otherwise disposed of either by Agent or the Company with the consent of Agent, and Trustee will immediately deliver such release documents as Agent may require in connection therewith.

                  2.7 Secured Lender Remedies. In no event shall Trustee exercise any Secured Lender Remedies until such time as (i) the Obligations shall have been paid in full in cash and the Lending Agreements irrevocably terminated and (ii) the obligations under the Oil and Gas Agreements shall have been paid in full in cash and the Oil and Gas Facility Agreements irrevocably terminated. In the event Trustee shall receive any payment or distribution of any kind representing proceeds of any Collateral as to which its Lien in the Collateral is or is required to be subordinated to the Lien of Lender or of Agent, before the Obligations shall have been paid in full in cash and the Lending Agreements irrevocably terminated with respect to Lender Priority Collateral and before the obligations under the Oil and Gas Facility Agreements shall have been paid in full in cash and the Oil and Gas Facility Agreements irrevocable terminated, such sums shall be held in trust by Trustee for the benefit and on account of Lender or Agent, as the case may be, and such amounts shall be paid to Lender or Agent, as the case may be, for application to the then unpaid Obligations under the Lending Agreements or the unpaid obligations under the Oil and Gas Facility Agreements, as the case may be.

                  2.8 Section 9-504 Notice and Waiver of Marshaling. Each Creditor acknowledges that this Agreement shall constitute notice of their respective interests in the Collateral as provided by Section 9-504 of the Uniform Commercial Code and each hereby waive any right to compel any marshaling of any of the Collateral.

         3.       Miscellaneous.

                  3.1 Survival of Rights. The right of Lender or Agent to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of the Company or Lender or Agent, including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Obligations or obligations under the Oil and Gas Facility Agreements, as the case may be, or noncompliance by the Company with such provisions, regardless of the actual or imputed knowledge of such holder of the Obligations.

                  3.2 Amendments to Lending Agreements. Nothing contained in this Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall:

                  (a) in any manner limit or restrict the ability of Lender from increasing or changing the terms of the loans under the Lender Agreements, or to otherwise waive, amend or modify the terms and conditions of the Lender Agreements, in such manner as Lender and the Company shall mutually determine. Agent and Trustee each hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases of Lender Priority Collateral or other accommodations granted by the Lender to the Company from time to time, and agrees that none of such actions shall in any manner affect or impair the relative Lien priorities and subordination established by this Agreement in respect of the indebtedness payable under the Trustee Agreements, or

                  (b) in any manner limit or restrict the ability of Agent from increasing or changing the terms of the loans under the Oil and Gas Facility Agreements, or to otherwise waive, amend or modify the terms and conditions of the Oil and Gas Facility Agreements, in such manner as Agent, the lenders under the Oil and Gas Agreement (to the extent applicable), and the Company shall mutually determine. Trustee hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, release of Agent Priority Collateral or other accommodations granted by the Agent to the Company from time to time, and agrees that none of such actions shall in any manner affect or impair the relative Lien priorities and subordination established by this Agreement in respect of the indebtedness payable under the Trustee Agreements.

                  3.3 Bankruptcy Financing Issues. This Agreement shall continue in full force and effect after the filing of any petition ("Petition") by or against the Company under the United States Bankruptcy Code (the "Code") and all converted or succeeding cases in respect thereof. All references herein to the Company shall be deemed to apply to the Company as debtor-in-possession and to a trustee for the Company. If the Company shall become subject to a proceeding under the Code, and if the Lender shall desire to permit the use of cash collateral or to provide post-petition financing from the Lender to the Company under the Code, Agent and Trustee agree as follows: (1) adequate notice to Agent and Trustee shall be deemed to have been provided for such post-petition financing if Agent and Trustee receives notice thereof at least three (3) Business Days (or such shorter notice as is given to Agent) prior to the earlier of (a) any hearing on a request to approve such post- petition financing, or (b) the date of entry of an order approving the same; and (2) no objection will be raised by Agent or Trustee to any such use of cash collateral or such post-petition financing from Lender on the grounds of a failure to provide adequate protection for Agent's or Trustee's junior Lien, provided that Agent and Trustee are granted a junior Lien on the post-petition Collateral (with Agent's junior lien having priority over Trustee's junior lien).

                  3.4 Notice of Default and Certain Events. Each Creditor shall undertake in good faith to notify the other Creditors of the occurrence of any of the following as applicable:

                           (a) the acceleration of amounts owing by the Company
under the Lender Agreements, Oil and Gas Agreements, or Trustee Agreements, as applicable;

                           (b) the payment in full by the Company (whether as a
result of refinancing or otherwise) of all amounts owing by the Company under the Lender Agreements, Oil and Gas Agreements, or Trustee Agreements, as applicable; or

                           (c) the sale or liquidation of, or realization upon,
any of the Collateral.

         The failure of any party to give such notice shall not affect the relative Lien priorities as provided in this Agreement.

                  3.5 Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:


         If to Agent or to Lender:          GMAC Commercial Credit LLC
                                            1290 Avenue of the Americas
                                            New York, New York 10104
                                            Attention:  Jack MacGowan
                                            Telephone:  (212) 408-7531
                                            Telecopier:  (212) 408-4384

         If to Trustee:                     Firstar Bank, N.A.
                                            Corporate Trust Department
                                            101 East Fifth Street, 12th Floor
                                            St. Paul, Minnesota 55101-1860
                                            Attention:  Frank P. Leslie III
                                            Telephone:  (651) 229-2600
                                            Telecopier:  (651) 229-6415

                  3.6 Binding Effect; Other. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until the Obligations and indebtedness under the Oil and Gas Facility Agreements shall have been satisfied or paid in full in cash and the Loan Agreement and Oil and Gas Agreement shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of the Company with regard to the Obligations or the indebtedness under the Oil and Gas Facility Agreements is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for the Company or any substantial part of its property, or otherwise, all as though such payments had not been made. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

         4. Representations and Warranties. (a) Trustee represents and warrants to Lender that Trustee is the holder of the Liens which secure or will secure the indebtedness payable under the Trustee Agreements. Trustee agrees that it shall not assign or transfer any of the Liens without (i) prior notice being given to Lender and Agent and (ii) such assignment or transfer being made expressly subject to the terms of this Intercreditor Agreement. Trustee agrees upon Lender's or Agent's request to execute and file an amendment to any financing statement or mortgage, trust deed or other encumbrance now on file which covers Collateral to the effect that the same is subject to the terms of this Intercreditor Agreement, and agrees to so mark any extension of such financing statements, or any financing statement or mortgage, trust deed or other encumbrance filed by Trustee on Collateral in the future. Trustee further warrants to Lender and Agent that it has full right, power and authority to enter into this Intercreditor Agreement and, to the extent Trustee is an agent or trustee for other parties, that this Intercreditor Agreement shall fully bind all such other parties.

                  (b) Lender and Agent each represents and warrants to Trustee that Lender and Agent each is the holder of the Liens which secure or will secure the Obligations and the indebtedness under the Oil and Gas Facility Agreements, respectively. Lender and Agent each agrees that it shall not assign or transfer any of the Liens without (i) prior notice being given to Trustee and
(ii) such assignment or transfer being made expressly subject to the terms and provisions of this Intercreditor Agreement. Lender and Agent each further warrants to Trustee that it has full right, power and authority to enter into this Intercreditor Agreement and, to the extent Lender or Agent is an agent or trustee for other parties, that this Intercreditor Agreement shall fully bind all such other parties.

         5. Refinancing. In the event that the Obligations or the indebtedness under the Oil and Gas Facility Agreements are refinanced in full, each of the Trustee and the Lender or Agent, as the case may be, agrees at the request of such refinancing party to enter into an Intercreditor Agreement on terms substantially similar to this Intercreditor Agreement.

         6. Proceedings. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY CREDITOR WITH RESPECT TO THIS OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT TRUSTEE, LENDER, AGENT AND THE COMPANY ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER OR AGENT TO BRING PROCEEDINGS AGAINST TRUSTEE IN ANY COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY TRUSTEE AGAINST THE LENDER OR AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK; PROVIDED THAT NOTWITHSTANDING THE FOREGOING, IF IN ANY JUDICIAL PROCEEDING BY OR AGAINST TRUSTEE THAT IS BROUGHT IN ANY OTHER COURT SUCH COURT DETERMINES THAT LENDER OR AGENT IS AN INDISPENSABLE PARTY, TRUSTEE SHALL BE ENTITLED TO JOIN OR INCLUDE LENDER OR AGENT IN SUCH PROCEEDINGS IN SUCH OTHER COURT. TRUSTEE WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

         7. Waiver Of Jury Trial. TRUSTEE, AGENT AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF TRUSTEE, AGENT AND LENDER OR ANY ONE OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENTS OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND TRUSTEE, AGENT AND LENDER HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         8. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement this ___ day of March, 2000.

                                           GMAC COMMERCIAL CREDIT LLC,
                                           as Lender

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                           FIRSTAR BANK, N.A.,
                                           as Trustee


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           GMAC COMMERCIAL CREDIT LLC,
                                           as Agent

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                            COMPANY'S ACKNOWLEDGMENT

         The undersigned Company hereby acknowledges and agrees to the foregoing Intercreditor Agreement. The undersigned agrees to be bound by the terms and provisions thereof as they relate to the relative rights of the Creditors with respect to each other. However, nothing therein shall be deemed to amend, modify, supersede or otherwise alter the terms of the respective agreements between the undersigned and each Creditor. The undersigned further agrees that the Intercreditor Agreement is solely for the benefit of the Creditors and shall not give the undersigned, its successors and assigns, or any other person, any rights vis-a-vis any Creditor.

                                           TRANSTEXAS GAS CORPORATION,
                                             Company


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

Attest:


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

STATE OF                   )
                                     :  Section:
COUNTY OF                  )

         On the __ day of March, 2000, before me personally came _________________, to me known, who being by me duly sworn, did depose and say that he is the ___________ of GMAC Commercial Credit LLC, the limited liability company described in and which executed the foregoing instrument and that he was authorized to sign his name thereto on behalf of said limited liability company.


                                    --------------------------------------------
                                                    Notary Public



STATE OF                   )
                                     :  Section:
COUNTY OF                  )


         On the __ day of March, 2000, before me personally came _________________, to me known, who being by me duly sworn, did depose and say that he is the ___________ of GMAC Commercial Credit LLC, the limited liability company described in and which executed the foregoing instrument and that he was authorized to sign his name thereto on behalf of said limited liability company.


                                    --------------------------------------------
                                                    Notary Public



STATE OF                   )
                                     :  Section:
COUNTY OF                  )


         On the __ day of March, 2000, before me personally came _________________, to me known, who being by me duly sworn, did depose and say that he is the ___________ of Firstar Bank, N.A., the national association described in and which executed the foregoing instrument and that he was authorized to sign his name thereto on behalf of said national association.


                                   --------------------------------------------
                                                    Notary Public

                                   SCHEDULE I


                           LENDER PRIORITY COLLATERAL


Lender Priority Collateral means and includes the following:

         (a)      all Inventory;

         (b)      all Receivables, and

         (c)      all products and proceeds of (a) and (b) above.

         As used herein, the following terms shall have the meanings set forth below:

         "Inventory" means and includes any and all of Debtor's now owned or hereafter acquired "inventory" as such term is defined in Article 9 of the Uniform Commercial Code in the State of New York, including, without limitation, all of Debtor's now owned or hereafter acquired casing, drill pipe and other supplies accounted for as inventory (whether or not constituting equipment for purposes of any applicable Uniform Commercial Code) by Debtor on its financial statements (excluding any Hydrocarbons), all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         "Receivables" means and includes any and all of Debtor's now owned or hereafter acquired "accounts" as such term is defined in Article 9 of the Uniform Commercial Code in the State of New York, all products and proceeds thereof, and all books, records, ledger cards, files, correspondence, and computer files, tapes, disks or software that at any time evidence or contain information relating got the foregoing.

         "Hydrocarbons" means oils, gas, condensate and natural gas liquids.